Exhibit 10.2

EXECUTION COPY

CUSTODY AGREEMENT

dated as of February 24, 2011

by and between

Harris & Harris Group, Inc.

(“Company”)

and

TD Bank, N.A.

(“Custodian”)

EXECUTION COPY

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THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of February 24, 2011 and is by and between Harris & Harris Group, Inc. (and any successor or permitted assign), a corporation organized under the laws of New York, having its principal place of business at 1450 Broadway, 24th Floor, New York, N.Y. 10018, and TD Bank, N.A. (or any successor or permitted assign acting as custodian hereunder, the “Custodian”), a national banking association having a place of business at 324 South Service Road, Melville, New York 11747.

RECITALS

WHEREAS, Harris & Harris Group, Inc. is a closed-end management investment company, which has elected to do business as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue shares of common stock;

WHEREAS, the Company (as defined below) desires to retain the Custodian to act as custodian for the Company in compliance with Section 17(f) of the 1940 Act;

WHEREAS, the Company desires that the Company’s cash assets be held by the Custodian pursuant to this Agreement; and

WHEREAS, for the avoidance of doubt, it is understood by the Custodian and the Company that this Agreement does not apply to the custody of any other assets of the Company other than cash, and thus, cash equivalents and similar investments, including but not limited to, repurchase agreements and similar short-term securities, cannot be held in custody pursuant to this Agreement,

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1        Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Account” means the account(s) to be established at the Custodian to which the Custodian shall deposit and hold any cash received by it from time to time, which shall be subject to the terms of this Agreement.

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Authorized Person” has the meaning set forth in Section 7.4.

“Bank Account Agreement” means, collectively the Business Deposit Account Agreement attached hereto as Exhibit A and the Cash Management Master Agreement attached hereto as Exhibit B, each of which is incorporated herein by reference.

“Business Day” means a day on which the Custodian is open for business in the market or country in which a transaction is to take place.

“Company” means Harris & Harris Group, Inc., its successors or permitted assigns.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proper Instructions” means instructions received by the Custodian in form acceptable to it, from the Company, or any Person duly authorized by the Company in any of the following forms acceptable to the Custodian:

(a)        in writing signed by the Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)        by electronic mail from an Authorized Person;

(c)        such other means as may be agreed upon in writing from time to time by the Custodian and the party giving such instructions.

“Revolving Loan” means the revolving loan from the Custodian to the Company in the aggregate principal amount of $10,000,000.

“Revolving Loan Agreement” means the Revolving Loan Agreement, dated as of February 24, 2011, between the Company and the Custodian, as such Revolving Loan Agreement may be amended, modified or supplemented from time to time in accordance with its terms.

“Shares” means the shares of common stock issued by the Company.

“Subsidiary Account” shall have the meaning set forth in Section 3.13(b).

“Subsidiary” means, collectively, any wholly owned subsidiary of the Company, except for those wholly-owned subsidiaries whose assets are held in custody by a custodian other than the Custodian.

1.2        Construction. In this Agreement unless the contrary intention appears:

(a)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)	a reference to a Person includes a reference to the Person’s executors, Custodian, successors and permitted assigns;

(e)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)	a reference to the term “including” means “including, without limitation,” and

(h)	a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

1.3	Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN

2.1        Appointment and Acceptance. The Company hereby appoints the Custodian as custodian of all cash owned by the Company and the Subsidiaries (as applicable) and delivered to the Custodian by or for the Company or the Subsidiaries (as applicable) at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

2.2        Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

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2.3        Company Responsible For Directions. The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Account. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian for deposit to the Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

2.4        Appointment of Sub-Custodian. With prior written notice to the Company, the Custodian may from time to time employ one or more sub-custodians located in the United States, but only in accordance with the approval of the board of directors of the Company. The Custodian shall not appoint a sub-custodian unless the agreement between the Custodian and such sub-custodian requires the sub-custodian to: (i) at a minimum, exercise due care in accordance with reasonable commercial standards in discharging its duty as a sub-custodian to obtain and thereafter maintain such financial assets; (ii) provide, promptly upon request by the Company, such reports as are available concerning the internal accounting controls and financial strength of the sub-custodian; and (iii) at a minimum, exercise due care in accordance with reasonable commercial standards in discharging its duty as a sub-custodian to obtain and thereafter maintain financial assets corresponding to the security entitlements of its entitlement holders.

3.	DUTIES OF CUSTODIAN

3.1        [Reserved]

3.2        Cash Custody Account. The Custodian shall open and maintain one or more segregated accounts in the name of the Company, subject only to order of the Custodian, in which the Custodian shall enter and carry the cash of the Company which is delivered to it in accordance with this Agreement.

3.3        Delivery of Cash to Custodian.

(a)	The Company shall from time to time deliver, or cause to be delivered, to the Custodian cash to be held in the Account, which may include (a) payments of income, payments of principal and capital distributions received by the Company, cash owned by the Company at any time during the period of this Agreement, or (b) cash received by the Company for the issuance, at any time during such period, of Shares or other securities or in connection with a borrowing by the Company. The Custodian shall not be responsible for such cash until actually delivered to, and received by it.

(b)	[Reserved]

3.4	[Reserved]

3.5	[Reserved]

3.6	Bank Accounts, and Management of Cash

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(a)	Proceeds received by the Custodian from time to time shall be credited to the Account.

(b)	[Reserved]

(c)	[Reserved]

(d)	The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may make a margin or generate banking income for which such bank shall not be required to account to the Company.

3.7	[Reserved]

3.8	[Reserved]

3.9	[Reserved]

3.10	[Reserved]

3.11	[Reserved]

3.12        Records. The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the cash held for the Company under this Agreement, with particular attention to Section 31 of the 1940 Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company or its affiliates and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice and at the Company’s expense.

3.13	Custody of Subsidiary Cash.

(a)	[Reserved]

(b)	With respect to each Subsidiary identified to the Custodian by the Company, there shall be established at the Custodian a segregated account to which the Custodian shall deposit and hold any cash proceeds received by it from time to time, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Cash Proceeds Account” (the “Subsidiary Account”).

(c)	To the maximum extent possible, the provisions of this Agreement regarding the Account shall be applicable to any Subsidiary Account. The parties hereto agree that the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; and identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided.

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4.	REPORTING

(a)	[Reserved]

(b)	For each Business Day, the Custodian shall render to the Company a daily report of all deposits to and withdrawals from the Account for such Business Day and the outstanding balance as of the end of such Business Day. The Company and the Custodian hereby agree that the Company’s ability to access account information electronically in accordance with the Bank Account Agreement shall satisfy the daily reporting requirement.

(c)	[Reserved]

(d)	[Reserved]

5.	RESERVED.

6.	RESERVED.

7.	CERTAIN GENERAL TERMS

7.1	[Reserved]

7.2        Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

7.3        Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

7.4	Proper Instructions.

(a)	The Company will give a notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by any two Authorized Persons previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company to the contrary. The initial Authorized Persons are set forth on Schedule A attached hereto and made a part hereof (as such Schedule A may be modified from time to time by written notice from the Company to the Custodian).

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(b)	The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

7.5        Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company:

(a)	[reserved];

(b)	endorse for collection cheques, drafts and other negotiable instruments; and

(c)	[reserved].

7.6        Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Officer. The Custodian may receive and accept a certificate signed by any Authorized Officer as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination or of any action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Officer of the Company.

7.7        Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m., Eastern time, on a Business Day the Custodian will use its best efforts to process such communications as soon as possible after receipt).

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8.	RESERVED

9.	RESPONSIBILITY OF CUSTODIAN

9.1        General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to cash except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

9.2	Instructions.

(a)	The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

(b)	Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement.

9.3        General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)	The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

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(b)	Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith on its part and in breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)	In no event shall the Custodian be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)	The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the advice of such counsel.

(e)	The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its banking group and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian at the applicable address(es) as set forth in Section 15 and specifically referencing this Agreement.

(f)	No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

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(g)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(h)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement.

9.4	Indemnification; Custodian’s Lien.

(a)	The Company shall and does hereby indemnify and hold harmless the Custodian for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian, and any advances or disbursements made by the Custodian (including in respect of any Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s own actions constituting gross negligence or willful misconduct.

(b)	If the Company requires the Custodian, its affiliates, subsidiaries or agents, to advance cash for any purpose, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, or if the Company fails to compensate the Custodian pursuant to Section 8 hereof, any cash at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement.

(c)	The foregoing notwithstanding, if the Custodian advances cash under the Revolving Loan, the cash held in the Collateral Account (as defined in the Revolving Loan Agreement) shall be security therefor and should the Company fail to repay the Custodian in accordance with the terms of the Revolving Loan Agreement, the Custodian shall be entitled to utilize cash available in the Collateral Account to the extent necessary to obtain reimbursement.

9.5        Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control including (a) nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; (b) errors by the Company (including any Authorized Person) in its instructions to the Custodian; or (c) changes in applicable law, regulation or orders.

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10.	SECURITY CODES

If the Custodian issues to the Company, security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.

11.	TAX LAW

11.1        Domestic Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Account, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Account.

11.2	[Reserved]

12.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

12.1        Effective Date. This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Company pursuant to Section 12.2.

12.2        Termination. This Agreement shall terminate upon the earliest of (a) the effective date of termination specified in any written notice of termination given by either party to the other which effective date shall be not less than ninety (90) days from the date that such notice is given in accordance with Section 15, and (b) such other date of termination as may be mutually agreed upon by the parties in writing.

12.3        Resignation. The Custodian may at any time resign under this Agreement by giving not less than ninety (90) days advance written notice thereof to the Company.

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12.4        Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable.

12.5	[Reserved]

12.6        Final Report. In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Company a complete final written report or data file transfer of any Confidential Information as of the date of such resignation or removal.

13.	REPRESENTATIONS AND WARRANTIES

13.1        Representations of the Company. The Company represents and warrants to the Custodian that:

(a)	it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(b)	in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations.

13.2        Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)	it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act;

(b)	it has the power and authority to enter into and perform its obligations under this Agreement;

(c)	it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(d)	that it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

14.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

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15.	NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)	if to the Company, to

Harris & Harris Group, Inc.

1450 Broadway, 24th Floor

New York, N.Y. 10018

(b)	if to the Custodian, to

TD Bank, N.A.

324 South Service Road

Melville, New York 11747

Attention: John Topolovec

   Vice President

16.	CHOICE OF LAW AND JURISDICTION

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

17.	ENTIRE AGREEMENT; COUNTERPARTS

17.1        Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

17.2        Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3        Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

18.	AMENDMENT; WAIVER

18.1        Amendment. This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

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18.2        Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19.	SUCCESSOR AND ASSIGNS

19.1        Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

19.2        Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.	INSTRUMENT UNDER SEAL: HEADINGS

This Agreement is intended to take effect as, and shall be deemed to be, an instrument under seal.

22.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

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23.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

24.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

[PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 24th day of February, 2011.

Witness:	Harris & Harris Group, Inc.

/s/ Douglas W. Jamison	By:	/s/ Daniel B. Wolfe
Name: Douglas W. Jamison		Name: Daniel B. Wolfe
Title: Chairman & CEO		Title: President

Witness:	TD Bank, N.A.

/s/ Robert Ehrlich	By:	/s/ John Topolovec
Name: Robert Ehrlich		Name: John Topolovec
Title: Vice President		Title: Vice President

 16

SCHEDULE A

Any of the following persons (each acting singly) shall be an Authorized Person (as this list may subsequently be modified by the Company from time to time by written notice to the Custodian):

NAME	TITLE
Douglas W. Jamison	Chief Executive Officer
Daniel B. Wolfe	President, Chief Financial Officer
Patricia N. Egan	Vice President and Chief Accounting Officer
Mary P. Brady	Vice President and Controller
Sandra M. Forman	General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT A

Business Deposit Account Agreement

General Information
1-888-751-9000
www.tdbank.com

America's Most Convenient Bank®	America's Most Convenient Bank®

© 2009 TD Bank, N.A.	62-7350 (09/09) RET

This is an important document. It contains the contract governing your deposit relationship with the Bank and required legal disclosures. Please have it translated.

WELCOME TO ID BANK, AMERICA'S MOST CONVENIENT BANK®

We are pleased to offer you this Business Deposit Account Agreement ("Agreement") that governs the terms and conditions of your business deposit account(s) with us. This Agreement consists of Parts l-IV below, as well as the Rate Sheet(s), Fee Schedule(s), and Schedule of Charges published by the Bank from time to time. This Agreement provides you with information you will want to know about your business deposit account(s). If you have any questions, or would like to learn more about our business deposit account products and services, please contact any of our Stores or call us at 1-888-751-9000. We will be happy to assist you.

TOPIC	STARTS AT PAGE #

PART 1:
Business Deposit Account Terms and Conditions	4

PART II:
Account Maintenance Information	28

PART III:
Funds Availability Policy	29

PART IV:
Electronic Funds Transfers	32

DEFINITIONS:

Throughout this Agreement, unless otherwise indicated, the following words have the meanings given to them below.

a)	"Account" means your Business Checking Account, Savings Account, Money Market Account and/or CD Account with us, as applicable, unless limited by the heading under which it appears.

b)	"Business Day" means every day, except Saturdays, Sundays, and federal holidays.

c)	"Calendar Day" means every day, including Saturdays, Sundays, and federal holidays.

d)	"Bank," "we," "us," "our" and "TD Bank" refer to TD Bank, N.A.

e)	"You" and "your" mean each depositor who opens an Account, and any joint owner of each Account.

f)	"Store" means a branch office.

PART I: BUSINESS DEPOSIT ACCOUNT TERMS AND CONDITIONS

By opening and maintaining an Account with the Bank, you agree to the provisions of this Agreement, so you should read this Agreement thoroughly and keep it with other important records. From time to time, we may offer new types of Accounts and may cease offering some types of Accounts. This Agreement governs all of these new types of Accounts, and continues to govern any Accounts you may have that we no longer offer. If and to the extent the provisions of this Agreement vary from the provisions of the Uniform Commercial Code as adopted in the jurisdiction where your Account was opened, the provisions of this Agreement shall control. This Agreement includes your promise to pay the charges listed on the Fee Schedule and Schedule of Charges and your permission for us to deduct these charges, as earned, directly from your Account.

You also agree to pay any additional reasonable charges we may impose for services you request which are not contemplated by this Agreement but are disclosed in our Fee Schedule(s) which may be amended from time to time. Each of you agrees to be jointly and severally liable for any Account deficit resulting from charges or overdrafts, whether caused by you or another authorized to withdraw from your Account, together with the costs we incur to collect the deficit, including, to the extent permitted by law, our reasonable attorneys' fees.

You agree to use the Account only for lawful purposes. You agree that you will not use the Account for any unlawful or illegal purposes. This includes transactions on the Internet that involve unlawful gambling of any sort Such transactions include, but are not limited to, online gambling, and any betting transaction including the unlawful purchase of lottery tickets, casino chips, or off-track betting and wagering. We reserve the right to block all such transactions. However, in the event that a charge or transaction described in this disclosure is approved and processed, you will still be liable for the charge.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an Account, we will ask for your name, legal address, date of birth, social security or tax identification number, and other information that will allow us to identify you. We may also ask to see your driver's license or any other identifying documents.

INTEREST BEARING CHECKING ACCOUNTS

Interest bearing Checking Accounts may be opened and maintained only by individuals and certain eligible associations and business entities, such as non-profit corporations, associations, and sole proprietors. We may close your Checking Account or convert it to a non-interest bearing Checking Account if you are not an eligible association or business entity.

AUTHORIZED SIGNERS

You agree to give us certified copies of resolutions from your board of directors or other governing body, if any, or other certificate or evidence of authority satisfactory to us which specifically authorizes certain persons to take certain actions with respect to any of your Accounts, including, without limitation, signing, accepting, or endorsing checks, notes, bills, drafts, or other instruments drawn or deposited to your Accounts, or otherwise transferring funds to or from your Accounts ("Authorized Signers"). Such resolutions or other certificates of evidence of authority must set forth the name and title of each Authorized Signer, and must be in a form and substance satisfactory to us. Until properly notified in writing of any change in such authorization and we have had a reasonable period of time to act upon such notice, we may pay, apply, or otherwise honor and charge your Account, without inquiry, without limit as to amount, and without regard to the application of the proceeds thereof (even if drawn or endorsed to the order of any Authorized Signer or other person signing the same, and/or tendered by such person for cashing, in payment of the individual obligation of such person, and/or for deposit to such person's personal account), for all instruments or orders for payment or transfer of money for whatever purpose.

To the fullest extent permitted by applicable law, you hereby waive demand, presentment protest, notice of protest or dishonor, and all other notices relating to any instrument made, drawn, or endorsed in your name, when such instrument is signed, accepted or endorsed by an Authorized Signer. You must notify us immediately and in writing of any change in the status of any Authorized Signers. We may ask you to give us additional documentation. No action taken by us before we receive proper notification in writing of any such change shall be affected by any such notice. You agree to send any such written notice to the Store where you opened your Account.

NO TWO-SIGNER ACCOUNTS

We do not offer accounts on which two or more signatures are required for a check or other withdrawal. Notwithstanding any provisions to the contrary on any signature card or other agreement you have with us, you agree that if any Account purports to require two or more signers on items drawn on or withdrawals from the Account, such provision is solely for your internal control purposes and is not binding on us. If more than one person is authorized to write checks or draw items on your Account, you agree that we can honor checks signed by any Authorized Signer, even if there are two or more lines on the items for your signature and two signatures are required.

JOINT ACCOUNTS

a)	Each of You Can Control the Account. If more than one of you opens an Account and signs a signature card or other documentation as an owner of the Account (other than persons signing as Authorized Signers for the same principal), the Account will be a joint Account. All of you are considered "joint tenants" of your Account, This means that each of you can control your Account as if you were the only Account owner, including the right to withdraw all the funds and close your Account.

b)	Joint and Several Liability. Your liability as an owner of a joint Account is joint and several. This means that we can enforce this Agreement against any one of you, some of you, or all of you. This also means that we can look for repayment of any amount owed us as a result of any withdrawal, transfer or any other transaction made in connection with your joint Account from any one of you, some of you, or all of you.

c)	Signatures and Endorsements. Each of you, as an owner of a joint Account, guarantees that the signatures of (i) all other Account owners, and/or (ii) the Authorized Signers for the other Account owners are genuine. Each of you agrees to give us any missing endorsement(s) of any other Account owner(s) or the Authorized Signer(s) for the other Account owner(s) when we ask you.

d)	Deposits to Your Account. All deposits to your joint Account will become the property of each of you. Each of you agrees that we may credit to the joint Account any check or other item that is payable to the order of any one or more of you, even if the check or other item is endorsed by less than all or by none of you. When this credit is final, it will be considered by you and by us to be full payment of the check or other item to each Account owner named as payee.

e)	Withdrawals from Your Account. Subject to the terms of this Agreement, we will pay checks and other items drawn, and honor withdrawal requests made, by any of you. We may also follow instructions about your Account from any one of you. We may do any of these things without liability to the other Account owners. We may be required by service of legal process to hold or remit funds held in a joint Account to satisfy an attachment or judgment entered against, or other valid debt incurred by, any owner of the Account

f)	Right of Survivorship. Except as otherwise provided by applicable law, if an Account owner is a natural person and dies, or is an entity and ceases to exist, (i) the Account will belong to each surviving Account owner, and (ii) we may pay checks and honor withdrawal requests from any surviving Account owner.

g)	You May Ask Us to Restrict Your Account. If any one of you does not want us to pay checks or otherwise release funds from your Account, we may ask that Account owner to give us documentation before we comply with that request We may ask all joint Account owners to give us a written authorization before we resume paying checks or releasing funds from your Account.

IOLTA, IOTA AND IOLA ACCOUNTS

Interest earned on IOLTA, IOTA and IOLA Accounts (or similar lawyer trust accounts) is directed to the designated IOLTA, IOTA or IOLA Committee or bar foundation, as applicable. If you establish one of these types of Accounts, you agree to comply with all of the applicable laws for such Accounts.

IOREBTA ACCOUNTS

Interest earned on IOREBTA Accounts (or similar realtor trust accounts) is directed to the Realtors Affordable Housing Fund, as applicable, to support grants to provide housing to under-privileged individuals and families. The interest from this Account will aid housing and shelter programs within a particular jurisdiction. If you establish these types of Accounts, you agree to comply with all of the applicable laws for such Accounts.

DEPOSIT POLICY

We will usually give you provisional credit for items deposited into your Account. However, we may delay or refuse to give you provisional credit if we believe in our discretion that your item will not be paid. We will reverse any provisional credit we have given for an item deposited into your Account if we do not receive final credit for that item and charge you a fee (see Fee Schedule). If the reversal of a provisional credit creates an overdraft in your Account, you will owe us the amount of the overdraft, plus any overdraft fees (see Fee Schedule). We will determine when final credit is received for any item. Please read the Funds Availability Policy for a detailed discussion of how and when we make funds available to you.

We will accept certain items like foreign checks and bond coupons for collection only. You may also ask us to accept certain other items for collection only. You will not receive credit for (provisional or otherwise), and may not withdraw funds against, any of these items until we receive final credit from the person responsible for paying them. Items sent for collection will be credited to your Account in U.S. dollars, with the amount of U.S. dollars credited calculated using our applicable exchange rate that is in effect on the date when we credit the funds to your Account and not when the deposit is made. The Funds Availability Policy does not apply to items we have accepted for collection only. If and when we receive final credit for an item we have accepted for collection only, you agree that we may subtract our collection fee (see Fee Schedule) from the amount finally credited to us, before we credit your Account for the remaining amount.

RETURNED CHECKS/WAIVER OF RIGHTS

If you deposit a check or item in your Account that the drawee bank returns unpaid for any reason (called "dishonor"), we may put the check or item through for collection again. This means that you are waiving your right to receive immediate notice of dishonor. If the check or item is dishonored for any reason, the amount of the dishonored check or item will be deducted from your Account. You agree to pay the Bank a fee for any such check or item that is dishonored (see Fee Schedule). The Bank may also collect any amounts due to the Bank because of returned checks, through the right of set-off, from any other of your Accounts at the Bank, or collect the funds directly from you.

CASHING OF CHECKS

Typically, the Bank will cash checks drawn on other banks for its customers who have adequate available funds in their Account(s). If any such check should be returned by the paying bank for any reason, the Bank will charge you a fee (see Fee Schedule). In addition, the Bank will debit the amount of the returned check from your Account(s). If the debit creates an overdraft in your Account, you will owe us the amount of the overdraft plus any overdraft fees (see Fee Schedule).

WITHDRAWAL POLICY

Business Passbook Account (if available in your jurisdiction) withdrawals can be made by an authorized signer only upon presentation of the passbook either in person or accompanied by a written order of withdrawal. If you lose the passbook, we require that a Lost Passbook Affidavit be signed by ALL persons named on the Account before a notary public Statement Savings Account withdrawals can be made per written order of withdrawal in accordance with the information contained on the signature card, corporate resolution or other relevant document accepted by the Bank, and may also be made with an ATM or Visa® Debit Card, as applicable. The Bank may refuse a request if any document or identification required by the Bank or law in connection with the withdrawal has not been presented.

The Bank reserves the right to require seven (7) Calendar Days written notice prior to withdrawal or transfer of funds from all Savings or Money Market Accounts offered by the Bank.

For any Statement Savings Account(s) (including Money Market Accounts), you may make as many in-person withdrawals at a teller window or any ATM as you wish. However, federal regulations permit the depositor to make no more than a combined total of six (6) pre-authorized, automatic, electronic (including computer initiated), telephone withdrawals or transfers, or by check, draft, debit card, or similar order payable to third parties in any statement cycle. Repeated violations will result in the Account being closed or changed from a savings type Account to a transaction Account.

DEMAND DEPOSIT ACCOUNTS AND SUB-ACCOUNTS

All Checking Accounts consist of two separate sub-accounts: a transaction sub-account and a non-transaction sub-account Whenever your transaction sub-account balance exceeds a certain level (which we may set and change at our discretion without notice to you), funds above that level may be transferred from the transaction sub-account to the non-transaction sub-account at the Bank's discretion, as often as once each day. All of your Checking Account transactions are posted to the transaction sub-account. Balances transferred to the non-transaction sub-account are transferred back to the transaction sub-account to meet these transactional needs, so there is no adverse impact on the availability of the balances held in your Checking Account. In accordance with federal limitations, no more than six (6) transfers from the non-transaction sub-account can occur during any statement cycle. Therefore, if a sixth transfer is needed, we will return all balances to the transaction sub-account for the remainder of the statement cycle.

These sub-accounts are treated as a single Checking Account for purposes of deposits and withdrawals, access and information, statement reporting, and any fees or charges. There are no separate or additional balance requirements, fees, or charges associated with the creation of these sub-accounts. If your Checking Account is a non-interest bearing Account, neither the transaction sub-account nor the non-transaction sub-account receives any interest. If your Checking Account is an interest-bearing Checking Account, both the transaction sub-account and the non-transaction sub-account receive the same interest rate at all times, and your periodic statement will reflect a single blended Annual Percentage Yield ("APY") and APY Earned.

In accordance with federal regulations, we reserve the right to require seven (7) Calendar Days' advance notice of withdrawals from interest-bearing transaction sub-accounts and all non-transaction sub-accounts. While the Bank is required to reserve this right the Bank does not presently exercise this right.

STOP PAYMENTS

At your request and risk, the Bank will accept a stop payment request for a check drawn on your Account for a fee (see Fee Schedule). To be effective, a stop payment request must be received in such timely manner so as to give the Bank a reasonable opportunity to act on it, and must precisely identify the Account number, check number, date and amount of the item, and the payee.

Your stop payment request will be effective after the request has been received by the Bank and the Bank has had a reasonable opportunity to act on it. Regardless of whether your stop payment request has been made orally or in writing, it will remain in effect for one (1) year from the date it was given. If your stop payment request has been made orally, the Bank will send you a written confirmation. If your stop payment request is made in writing, you must use a form that is supplied by the Bank; this form will constitute written confirmation of your request. In either case, it is your responsibility to ensure that all of the information applied on your written confirmation is correct and to promptly inform the Bank of any inaccuracies.

To maintain the validity of the stop payment request for more than one (1) year, you must furnish a new stop payment request that is confirmed in writing as described in the preceding paragraph before the expiration of the one (1) year period. If a new stop payment request is not received, the check may be paid.

We are not liable for failing to stop payment if you have not given us sufficient information or if your stop payment request comes too late for us to act on it We are entitled to a reasonable period of time after we receive your stop payment request to notify our employees and take other action needed to stop payment.

You agree that "reasonable time" depends on the circumstances, but that we will have acted within a reasonable amount of time if we make your stop payment request effective by the end of the next Business Day following the Business Day on which we receive your stop payment request. If we stop payment, you agree to defend and pay any claims raised against us as a result of our refusal to pay the check or other item on which you stopped payment.

If we recredit your Account after we have paid a check or other item over a valid and timely stop order, you agree to sign a statement describing the dispute you have with the person to whom the check or item was made payable. You also agree to transfer to us all of your rights against the payee and any other holder, endorser or prior transferee of the check or item and to cooperate with us in any legal action taken to collect against the other person(s). If we are liable for inadvertently paying your check over a stop payment order, you must establish the amount of your loss caused by our payment of the check. We will pay you only the amount of the loss, up to the face amount of the check. You agree that we shall not be liable for any punitive, exemplary or consequential damages.

The Bank has no duty to stop payment on a cashier's check, teller's check or other similar item because items of this type are not drawn on your Account. The Bank may, in its sole discretion, attempt to stop payment on a cashier's check, teller's check or other similar item if you certify to our satisfaction that the item has been lost, stolen or destroyed. You must also furnish any other documents or information we may require, which may include your affidavit attesting to the facts and your indemnification of the Bank. Even if the Bank agrees to attempt to stop payment on a cashier's check, teller's check or other similar item, if the item is presented for payment, the Bank may pay it and you will be liable to us for that item, unless otherwise required by applicable law.

INTERNATIONAL ACH TRANSACTIONS

If your Account receives incoming ACH transactions (either credits or debits) or wire transfers initiated from outside of the United States, both you and we are subject to the Operating Rules and Guidelines of the National Automated Clearing House Association ("NACHA") or the rules of any wire transfer system involved, and the laws enforced by the Office of Foreign Assets Control ("OFAC"). Under such rules and laws, we may temporarily suspend processing of a transaction for greater scrutiny or verification against the OFAC list of blocked parties, which may result in delayed settlement, posting and/or availability of funds. If we determine there is a violation, or if we cannot satisfactorily resolve a suspected or potential violation, the subject funds will be blocked as required by law. If you believe you have adequate grounds to seek the return of any blocked funds, it is your sole responsibility to pursue the matter with the appropriate governmental authorities. Please see the OFAC website for procedures and form required to seek a release of blocked funds.

CREDIT VERIFICATION AND OBTAINING FINANCIAL INFORMATION

You agree that we may verify credit information about you, as well as credit and employment history about any individual (such as your principals, owners or guarantors) who is liable for your obligations under this Agreement, through third parties, including but not limited to consumer reporting agencies, or verify any of your or their previous banking relationships for any Accounts you have with the Bank now or in the future. By signing the signature card for your Account, or other written authorization, each such individual authorizes the Bank to obtain such credit and employment information about him or her.

CERTIFIED TAXPAYER IDENTIFICATION NUMBER ("TIN")

Federal law requires you to provide to the Bank a valid and certified Taxpayer Identification Number ("TIN"). We may be required by federal or state law to withhold a portion of the interest credited to your Account in the following circumstances:

a)	you do not give us a correct TIN;

b)	the IRS tells us that you gave us an incorrect TIN;

c)	the IRS tells you that you are subject to backup withholding because you have under-reported your interest or other income;

d)	you fail to certify to us that you are not subject to backup withholding;

e)	you do not certify your TIN to us; or

f)	there may be other reasons why we may be required to do so under applicable law.

If we do this, the amount we withhold will be reported to you and the IRS and applied by the IRS to the payment of any federal income tax you may owe for that year.

ACCOUNT STATEMENTS; LIMITATION ON TIME TO REPORT FORGERIES AND ERRORS

If your Account is not a Passbook or CD Account, the Bank will provide you with a periodic statement Unless you tell us of a change of address, we will continue to mail statements or any other notices to your address as it appears on our records, and you will be considered to have received those statements and any other notices sent to you at that address. We do not have to send you a statement or notice if (i) you do not claim your statement (ii) we cannot deliver your statement or notice because of your instructions or your failure to tell us that you have changed your address, or (iii) we determine that your Account has been inactive for a reasonable period of time.

You should review your statements and balance your Account promptly after you receive them or, if we are holding them for you, promptly after we make them available to you. If you don't receive an Account statement by the date when you usually receive it, call us at once. You must review your statements to make sure that there are no errors in the Account information.

On Accounts with check-writing privileges, you must review your statement and imaged copies of paid checks, if any, we send you and report forgeries, alterations, missing signatures, amounts differing from your records, or other information that might lead you to conclude that the check was forged or that, when we paid the check, the proper amount was not paid to the proper person. You have this duty even if we do not return checks to you or we return only an image of the check. You should notify us as soon as possible if you think there is a problem.

Applicable law and this Agreement require you to discover and report any error in payment of a check within specified time periods. You agree that statements and any images of paid checks accompanying the statement shall be deemed to be "available" to you as of the statement mailing date. If we are holding your Account statements for you at your request, the statements become "available" on the day they are available for you to pick up. This means for example, that the period in which you must report any problem with an Account begins on the day we make the statement available, even if you do not pick up the statement until later.

If you assert against us a claim that an item was not properly payable because, for example, the item was forged, you must cooperate with us and assist us in seeking criminal and civil penalties against the person responsible. You must file reports and complaints with the appropriate law enforcement authorities. If we ask, you also must give us a statement, under oath, about the facts and circumstances relating to your claim. If you fail or refuse to do these things, we will consider that you have ratified the defect in the item and agree that we may charge the full amount of the item to your Account.

You must notify us as soon as possible if you believe there is an error, forgery or other problem with the information shown on your Account statement. You agree that fourteen (14) Calendar Days after we mailed a statement (or otherwise made it available to you) is a reasonable amount of time for you to review your Account statement and report any errors, forgeries or other problems. In addition, you agree not to assert a claim against us concerning any error, forgery or other problem relating to a matter shown on an Account statement unless you notified us of the error, forgery or other problem within thirty (30) Calendar Days after we mailed you the statement (or otherwise made it available to you). This means, for example, that you cannot bring a lawsuit against us, even if we are at fault, for paying checks bearing a forgery of your signature unless you reported the forgery within thirty (30) Calendar Days after we mailed you the statement (or otherwise made it available to you) listing the check we paid.

We may destroy original checks not less than thirty (30) Calendar Days after the statement mailing date. We will retain copies of the front and back of the checks on microfilm or other media for a period of seven (7) years. During that period, we will provide you an imaged copy of any paid check on request, but we need not do so thereafter. You agree not to make any claim against us arising out of the authorized destruction of your original checks or the clarity or legibility of any copy we provide.

CHECKS

All negotiable paper (called "checks") presented for payment must be in a form supplied by or previously approved by the Bank. The Bank may refuse to accept any check that does not meet this requirement or which is incompletely or defectively drawn. Once an outstanding check is six (6) months old, we may elect not to pay it. But if there is no stop payment order on file when we receive the check for payment, we may elect to pay it in good faith without consulting you.

You agree that you will use care in safeguarding your unsigned checks against loss or theft. You will tell us immediately if any checks are missing. You agree to assume all losses that could have been prevented if you had safeguarded unsigned checks, or had told us they were missing.

OVERDRAFTS

An overdraft is an advance of funds greater than the amount that has become available in accordance with the Bank's Funds Availability Policy, made by us to you, at our sole discretion. Overdrafts include advances to cover a check, in-person withdrawal, ATM withdrawal, or a withdrawal by other electronic means from your Account. We may demand immediate repayment of any overdraft and charge you an overdraft fee (see Fee Schedule).

You agree to pay us, when we ask you, all of our costs of collecting an overdraft to the fullest extent permitted by law. These costs include, but are not limited to, our legal fees and expenses. If more than one of you owns an Account each of you will be responsible for paying us the entire amount of all overdrafts and obligations resulting from the overdrafts.

We do not have to allow you to make an overdraft. Intentionally withdrawing funds from an Account when there are not enough funds in the Account to cover the withdrawal or when the funds are not yet available for withdrawal may be a crime.

SUSTAINED FEE FOR OVERDRAWN ACCOUNTS

We may charge you a fee, as disclosed in the Fee Schedule, for any Checking Account that remains in overdrawn status for ten (10) consecutive Business Days. We will notify you if your Checking Account is in overdrawn status. If your Checking Account is in overdrawn status because of an overdraft, check returned for insufficient funds or for any other reason and the Account remains in overdrawn status for ten (10) consecutive Business Days, we may charge the fee. If you have overdraft protection and you have exceeded your limit and the Checking Account remains in overdrawn status for ten (10) consecutive Business Days, we may charge the fee.

If the Checking Account remains in overdrawn status for sixty (60) Calendar Days, or such earlier time that we determine that the overdraft balance is uncollectible, the Bank will close and place the Checking Account in collection status.

PAYMENT OF CHECKS AND ITEM PROCESSING ORDERS

We may accept, pay, or charge to the appropriate Account checks and other items in any order we choose. An "item" includes a check, substitute check, purported substitute check, electronic item or transaction, draft, demand draft, remotely created item, image replacement document, indemnified copy, ATM withdrawal or transfer, point-of-sale transaction, pre-authorized payment, automatic transfer, telephone-initiated transfer, ACH transactions, online banking transfer or bill payment instruction, withdrawal slip, in-person transfer or withdrawal, cash ticket, deposit adjustment, any other instruction or order for the payment, transfer or withdrawal of funds and an image or photocopy of any of the foregoing.

We may establish different processing orders for checks and other items. We may establish categories for checks and other items. We may establish a processing priority for each category. For example, we may treat ATM withdrawals and loan payments as one category and checks as another category and then process ATM withdrawals and loan payments before checks. Within each category, we may process checks and other items in any order we choose. Methods available to the Bank for processing checks and other items for payment include, but are not limited to, by dollar amount from highest to lowest, by number or by date. We may in our sole discretion change our priorities, categories, or orders at any time without notice to you. Even if we provisionally post checks and other items to your Account during any Business Day, we may treat them as if we received all of them at the end of that Business Day and process them in any order we choose.

When you use a debit card, Automated Teller Machine (ATM) card, or other electronic means to make deposits or withdrawals, we may receive notice of the transaction before it is actually presented to us for payment, collection, or deposit. That notice may be in the form of a merchant authorization request or other electronic inquiry. Upon receipt of such notice, we may treat the transaction as pending at the time we receive notice. We may consider such pending transactions for the purpose of determining the amount of funds in your account to be used to pay other items presented against your account. We may conclusively rely on that notice even if the notice incorrectly describes the transaction. If the transaction is not settled within our established time period after reviewing the notice (3 Business Days), we will release the pending transaction.

When you do not have enough funds in your account to cover ail of the checks and other items presented that Business Day, some processing orders may result in more insufficient funds items and more fees than others. We may choose our processing orders in our sole discretion and without notice to you, regardless of whether additional fees may result.

We may refuse, in our discretion, to pay a check or other item which:

a)	is illegible;

b)	is drawn in an amount greater than the amount of funds then available for withdrawal in your Account (see the Funds Availability Policy) or which would, if paid, create an overdraft;

c)	bears a duplicate check number;

d)	we believe has been altered;

e)	we believe is otherwise not properly payable, or;

f)	we believe does not bear an authorized signature.

We are not required to honor any restrictive legend on checks you write unless we have agreed in writing to the restriction. Examples of restrictive legends are "Not Valid For More Than $1,000," "Void If Not Negotiated Within 30 Days of Issuance," and the like.

POSTDATED ITEMS

You agree that when you write a check you will not date the check in the future. If you do and the check is presented for payment before the date of the check, we may either pay it or return it unpaid. You agree that if we pay the check, the check will be posted to your Account on the day we pay the check. You further agree that we are not responsible for any loss to you in doing so.

PRE-AUTHORIZED DRAFTS

If you voluntarily give information about your Account (such as our routing number and your Account number) to a party who is seeking to sell you goods or services, and you do not physically deliver a check to the party, any debit to your Account initiated by the party to whom you gave the information is deemed authorized by you.

POWER OF ATTORNEY

We may, in our sole discretion (unless we are required by law to recognize a statutory form of power of attorney), recognize the authority of a person to whom you have given a power of attorney to enter into transactions relating to your Account, until and unless we receive written notice or we have actual notice of the revocation of such power of attorney. However, you must show us an original copy or certified copy of the power of attorney, properly notarized, and any other documentation we may ask for from time to time. The power of attorney and all other documents must be in a form satisfactory to the Bank. We will not be liable for damages or penalty by reason of any payment made to or at the direction of a person holding a power of attorney.

ADVERSE CLAIMS; INTERPLEADER; LEGAL PROCESS

We need not honor any claim against or involving an Account unless we are required to do so by order of a court or government agency that has jurisdiction over us, or pursuant to applicable law. This rule applies to any person asserting any rights or interest regarding an Account, including you and other persons who are authorized to make withdrawals or write checks or who present a power of attorney signed by you.

If we receive notice of any claim or dispute or of any legal proceeding we reasonably believe involves you or any of your Accounts, in our discretion we may suspend transactions on any Account which we believe to be affected until final determination of the claim or proceeding. We may place a hold on any funds in the Account and suspend transactions whether the affected Account is in your name alone or is a joint Account. An Account may be suspended even though the suspension may have been due to inadvertence, error because of similarity of the names of depositors, or other mistake.

You agree that we may comply with any state or federal legal process, including, without limitation, any writ of attachment, adverse claim, execution, garnishment, tax levy, restraining order, subpoena or warrant relating to you or your Account which we believe to be valid, without any liability from us to you. You agree that if we are served with legal process at any of our Stores or offices, we may comply with it, even if it is served at a location other than where your Account was opened. Further, you agree that we may comply with such process as we deem appropriate under the circumstances even if the legal process or document appears to affect the interest of only one owner of a joint Account. In such case, we may refuse to permit withdrawals or transfers from your Account until such legal process is satisfied or dismissed even if such action results in insufficient funds to pay a check you have written or otherwise satisfy an obligation you may have incurred.

You agree that we are entitled to a processing fee, for which you are liable to us, upon receipt of any legal process. We may deduct such fee, as well as any expenses, including without limitation attorneys' fees, in connection with any such document or legal process, from your Account or any other Account you may have with us without prior notice to you, or we may bill you directly for such expenses and fees. Any garnishment, attachment or other levy against your Account shall be subject to our right of set-off and security interest.

You agree that we will not pay and you shall not be entitled to receive interest on any funds we hold or set aside in connection with or in response to legal process. Finally, you agree that we may accept and comply with legal process, irrespective of how and/or where it was received even if the law requires any particular method of service.

You agree to indemnify us against all losses, costs, attorneys' fees, and any other liabilities that we incur by reason of responding to or initiating any legal action, including any interpleader action we commence involving you or your Account. As part of that indemnity, in the event we incur liability to a creditor of yours as a result of our response or failure to respond to a legal action, you agree to pay us on demand the amount of our liability to your creditor and to reimburse us for any expense, attorneys' fees, or other costs we may incur in collecting the amount from you.

We may, in our sole discretion and without any liability to you, initiate an action in interpleader to determine the rights of the persons making adverse claims to your Account. We may exercise this right regardless of whether the persons making the adverse claims have complied with all statutory requirements pertaining to adverse claims, such as posting a bond or giving other surety. Upon initiation of an interpleader action, we will be relieved and discharged of all further duties and obligations.

LIMITED LIABILITY

UNLESS EXPRESSLY PROHIBITED OR OTHERWISE RESTRICTED BY APPLICABLE LAW, THIS AGREEMENT, OR THE ELECTRONIC FUNDS TRANSFERS DISCLOSURE, THE BANK'S LIABILITY IS LIMITED AS FOLLOWS: THE BANK WILL NOT BE LIABLE TO YOU FOR PERFORMING OR FAILING TO PERFORM OUR SERVICES UNDER OR IN CONNECTION WITH THIS AGREEMENT UNLESS WE HAVE ACTED IN BAD FAITH. WITHOUT LIMITING THE ABOVE, THE BANK WILL NOT BE LIABLE FOR DELAYS OR MISTAKES WHICH HAPPEN BECAUSE OF REASONS BEYOND OUR CONTROL, INCLUDING, BUT NOT LIMITED TO, ACTS OF BANKING AUTHORITIES, NATIONAL EMERGENCIES, ACTS OF GOD, FAILURE OF TRANSPORTATION, COMMUNICATION OR POWER SUPPLY, OR MALFUNCTION OF OR UNAVOIDABLE

DIFFICULTIES WITH THE BANK'S EQUIPMENT. SHOULD A COURT ESTABLISH THE BANK'S LIABILITY TO YOU PURSUANT TO WHAT WAS DONE OR NOT DONE UNDER THIS AGREEMENT, YOU MAY RECOVER FROM THE BANK ONLY YOUR ACTUAL DAMAGES, IN AN AMOUNT NOT TO EXCEED THE TOTAL FEES AND CHARGES PAID BY YOU TO THE BANK PURSUANT TO THIS AGREEMENT DURING THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE LIABILITY. IN NO EVENT WILL YOU BE ABLE TO RECOVER FROM THE BANK INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY DAMAGES OR LOST PROFITS WHETHER OR NOT IT HAS NOTICE THEREOF.

This Agreement and the deposit relationship do not create a fiduciary, quasi-fiduciary or special relationship between you and us. Our deposit relationship with you is that of debtor and creditor. The Bank's internal policies and procedures are solely for our own purposes and do not impose on us a higher standard of care than otherwise would apply by law without such policies or procedures.

If you are a licensed attorney or a law firm, you agree that we may report information about overdrafts and/or returned checks drawn on Accounts which you maintain as trustee for the benefit of another person or in any fiduciary capacity, to the extent and in the manner required by applicable laws, rules, or regulations. You agree that we have no liability to you for reporting any information to applicable authorities regarding any Account which we believe in good faith is subject to such laws, rules, or regulations.

FACSIMILE SIGNATURES

If we allow you to use a facsimile signature, you understand and acknowledge that we will not be able to determine whether the facsimile signature on any item is authentic or has been authorized by you. If your items are signed using a facsimile signature, you acknowledge that it is solely for your benefit and convenience. You authorize us to accept the facsimile signature of any Authorized Signer which you designate in writing from time to time (by corporate resolution or otherwise) on any check, draft, or other order drawn on us, or any other document and we may debit any of your Accounts in the amount of each payment which we make in reliance upon any such facsimile signature and/or reproduction thereof. We will not be liable, and you will assume all liability, for any losses, liabilities, penalties, claims, damages, costs, expenses, or other harm or injury which you may incur or that may be asserted against you or us in connection with the authorized or unauthorized use or reproduction by any person or entity, including, but not limited to, attorneys' fees and court costs, relating to or arising out of (i) any use, misuse and/or reproduction, whether or not authorized, by any person of any actual or purported facsimile signature of any Authorized Signer on any check, draft or other such order drawn on us or any other document, and (ii) any payment which we make in reliance upon any such facsimile signature and/or reproduction thereof. You will indemnify us and hold us harmless from and against any and all losses, liabilities, penalties, claims, damages, costs, expenses or other harm or injury which we may incur or suffer or which may be asserted by any person with respect to any use or misuse of an actual or purported facsimile signature of any Authorized Signer on any check, draft or other order drawn on us or on any other document, or any payment which we make in reliance upon any such facsimile signature and/or reproduction thereof. You shall be solely responsible for maintaining security over any device used to affix or apply facsimile signatures.

INDEMNITY

a)	In General. You agree to indemnify us and hold us harmless from and against any and all losses, liabilities, penalties, claims, damages, costs, expenses or other harm or injury that we may incur or that may be asserted by any person or entity against us, including, but not limited to, attorneys' fees and court costs arising out of any action at any time taken or omitted to be taken by (i) you under or in connection with this Agreement, including, but not limited to, your failure to observe and perform properly each and every obligation in accordance with this Agreement and any other commercial or business purpose agreement which you enter into with us; or (ii) us in reliance upon any resolution, certification, evidence of authority, or other document or notice given or purporting to have been given by you to us, or any information or order which you provide to us.

b)	Your Instructions to Us. Without limiting the above, if you give us instructions which we believe may expose us to potential liability, we may refuse to follow your instructions. If we decide to follow your instructions, you agree to indemnify us against all losses, costs, attorneys' fees and any other liabilities we incur. In addition, we may ask you for certain protections, such as a surety bond or your indemnity in a form satisfactory to us.

IF YOU OWE US MONEY

If you withdraw funds from your Account which you do not have a right to withdraw, including the amount of a check or other item which we later charge back to your Account or any amounts that may be credited to your Account in error, you will have to pay us back. If you do not, we can bring a lawsuit against you to get the money back. We can also do this if you owe us any fees or charges in connection with your Account and you do not pay us. If we bring a lawsuit against you, you agree to pay our court costs and reasonable attorneys' fees as awarded by the court and as permitted by law.

SECURITY INTEREST

To the fullest extent allowed by applicable law, you grant to us a security interest in any property of yours which may at any time be in our possession or control for any purpose including, but not limited to, any Account. Such property shall constitute collateral for any and all of your commercial or business purpose obligations to us. These obligations include, but are not limited to, any amount by which any of your Accounts may from time to time be overdrawn, interest accrued thereon, and any collection costs or other costs due in connection therewith.

RIGHT OF SET-OFF

We reserve the right to withdraw at any time some or all of the funds that may now or later be on deposit in any or all of your Accounts and apply them to the payment of any debts (other than amounts you may owe us on a personal credit card account with us) you may now or later owe us. We have this right even if the Account(s) we withdraw money from is a joint Account and the debt we apply it to is owed by only one of you. Likewise, we could withdraw money from an Account owned by only one person and apply it to reduce the joint debt of that person and another person. Our rights under this section are in addition to any right of set-off we may have under applicable law. You agree that our right of set-off is not conditioned on, or limited by, the complete mutuality of the parties obligated on the debt and owners on your Account, the maturity of the debt, the giving of notice to you, or the availability of any collateral securing the debt.

We also have the right to place a hold on funds in your Account if we have a claim against you or pending exercise of our right of set-off. If we place a hold on your Account, you may not withdraw funds from the Account and we can refuse to pay checks or other items drawn on the Account

In addition to any right of set-off, you hereby grant to the Bank a security interest in your deposit Accounts to secure all of your commercial or business purpose loans or cither extensions of credit, now or in the future.

ACCOUNTS WITH ZERO BALANCE

We may consider any Account (excluding CDs) having a zero balance for forty-five (45) Calendar Days to be closed by you.

ABANDONED ACCOUNTS

If your Account is considered to be abandoned under applicable law because you have not used or acknowledged your Account for a time period directed by law, we must turn over the funds in your Account to the appropriate governmental authority. We may give notices as required by law before we do this. You may try to reclaim funds turned over to the governmental authority to the extent permitted by applicable law.

BANKING PRACTICES

In the absence of a specific provision in this Agreement to the contrary, your Account will be subject to our usual banking practices and, to the extent not inconsistent therewith, the general commercial banking practices in the area we serve.

SEVERABILITY

if any provision of this Agreement is invalid, changed by applicable law or declared invalid by order of a court, the remaining terms of this Agreement will not be affected, and the invalid provision shall be reformed in order to preserve the original intent of this Agreement to the fullest extent feasible. However, if such reformation is not feasible, this Agreement will be interpreted as if the invalid provision had not been placed in this Agreement.

JURY TRIAL WAIVER

YOU AND WE EACH AGREE THAT NEITHER YOU NOR WE SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY ACCOUNT OR THE DEALINGS OF THE RELATIONSHIP BETWEEN YOU OR US, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER YOU NOR WE HAVE AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. YOU AND WE EACH ACKNOWLEDGE THAT THIS WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE.

DEFAULTS

Your Account will be in default if any of the following events occur:

•	Any of your loans with us is past due or otherwise in default.

•	You overdraw your Account repeatedly.

•	You do not repay immediately any overdraft, or you fait to pay or perform any other obligation in connection with any of your deposit or credit relationships with us.

•	You do not comply fully with any term or condition of this Agreement or of any other deposit or credit agreement you may have with us.

•	You provide to us any false or misleading information in connection with any of your deposit or credit relationships with us.

•	An assignment has been made for the benefit of your creditors or an entry of judgment has been made against you.

•	We, in our sole discretion, are not satisfied with your condition or affairs, financial or otherwise, or have determined that your financial condition has suffered an adverse change.

If your Account is in default, we may refuse to advance funds on any commitment or line of credit you have with us, demand immediate repayment of any and all of your outstanding obligations to us, and/or terminate your deposit Accounts and we may exercise all available rights under law or equity. A default also may affect your funds availability, as described in the Funds Availability Policy.

MISCELLANEOUS

a)	Our Right to Refuse/Close Accounts: The Bank reserves the right to refuse to open any Account and to terminate any Account at any time, and for any reason or no reason, without notice to you (unless notice is required under applicable law). This Agreement survives the closing of your Account.

b)	Our Right to Delay Enforcement: We can choose to not enforce or delay in enforcing any provisions of this Agreement without losing the right to enforce them in the future.

c)	Items in the Mail: We are not responsible for any items you mail to us that are lost in transit. Therefore, you may not wish to place currency or coupons in the mail.

d)	Direct Deposit: If you have direct deposit, you agree that if a direct deposit must be returned for any reason, you authorize us to deduct the amount from this Account or any other Account you may have with us, without prior notice and at any time.

e)	Notice of Address Changes: You must notify us in writing, by phone or at any of our banking offices, of any change of address. Any communication we send to you at the last address as shown on our records will be binding on you for all purposes. You agree we may change your address on our records based on information provided by the United States Postal Service without notice to you.

f)	Assignment: You will not transfer, assign or pledge your Account(s) to any third party, and we will not recognize any such attempted assignment or pledge, without our prior written consent to be given o refused at our sole discretion.

g)	Account Mailings: From time to time, the Bank may enclose advertising or promotional materials with any periodic statement that is mailed or otherwise made available to you with respect to your Account(s). These materials may include, without limitation, information regarding new, modified or discontinued products or services, as well as sweepstakes or other contests sponsored by the Bank. By opening and maintaining an Account with the Bank, you consent to the mailing and receipt of these advertising or promotional materials with your periodic statement.

h)	Representations and Warranties: By establishing and maintaining an Account with us, you represent and warrant to us as follows for the duration of your Account relationship: This Agreement represents your valid and binding obligation and is enforceable in accordance with its terms. This Agreement represents the entire Agreement between you and us regarding your Account(s) and supersedes any and all prior discussions or agreements between you and us regarding your Account(s). Your performance of this Agreement does not violate your corporate or other governing documents, or any agreement or instrument to which you are a party, or any law or regulation applicable to you.

i)	Amendments: We reserve the right to change the terms of this Agreement or change the terms of your Account at any time. We will give you such notice of the change as we determine is appropriate, such as by statement message or enclosure, letter, or as posted in the Store, and as required under applicable law. Where applicable law permits, we can notify you of the changes by posting a new version of this Agreement online, or by making the new version available in our Stores. Your continued use of the Account following the effective date of any such change indicates your consent to be bound by this Agreement, as amended. If you would like a copy of a current Agreement or have questions, please ask any Bank representative or call us at 1-888-751-9000.

j)	Governing Law: This Agreement is governed by the laws of the jurisdiction in which the Store where you opened your Account is located, except where applicable federal law is controlling.

FUNDS TRANSFERS

a)	Applicability; Authorization: If you intend to make a Funds Transfer via phone, fax or using the Bank's cash management services and related software, you agree to complete and execute separate agreements governing the use of such services and software, and all such Fund Transfers will be subject to and governed by such agreements. All other Funds Transfers will be subject to (i) our procedures and fees, as may be amended from time to time, and (ii) the following terms of this Funds Transfer Section of this Agreement. Nothing in this Agreement shall be considered to require us to make any Funds Transfers requested by you.

b)	Definitions: The following words have the meanings given to them below for purposes of this Funds Transfers Section.

•	"Article 4A" means Article 4A of the Uniform Commercial Code as in effect from time to time in the jurisdiction in which the Store where you opened your Account is located.

•	"Authorized Representative" means a person designated by you as your authorized representative, or otherwise authorized by you to act on your behalf in connection with a Payment Order, as defined below.

•	“Beneficiary" means (i) the person to whom you ask us to make a Funds Transfer, as defined below, or (ii) you, if instructions relating to a Funds Transfer name you as the beneficiary.

•	"Beneficiary's Bank" means the bank at which the Beneficiary maintains an account to which a Funds Transfer will be made.

•	"Callback" means a telephone call initiated by us to an Authorized Representative for the purpose of verifying that you actually issued a Payment Order, a cancellation of a Payment Order or a change to a Payment Order.

•	"Funds Transfer" means a transfer to or from your Account which is (i) governed by Article 4A, and (ii) made by telephone, wire, automated clearing house transfer, computer instructions or written instructions other than a check.

•	"Non-Repetitive Payment Order" means a Payment Order that is not a Repetitive Payment Order, as defined below.

•	"Payment Order" means your instructions to us to pay or cause to be paid a fixed or determined amount of money to a Beneficiary.

•	"Repetitive Payment Order" means a Payment Order issued on a regular basis by using a confidential code number and relating to the same Beneficiary and the same account maintained by or for the benefit of such Beneficiary at the Beneficiary's Bank.

•	"Sending Bank" means the bank that sends a Funds Transfer to another bank.

•	"Test Key" means a confidential algorithm provided by us to you for the purpose of verifying the authenticity of a Repetitive or a Non-Repetitive Payment Order.

c)	Describing the Beneficiary's Bank and the Intermediary Bank:

If you ask us to make a Funds Transfer from your Account to the Beneficiary's account, you must identify the Beneficiary, the Beneficiary's Bank, and the intermediary bank, if any, to which you want the Funds Transfer to be sent, by name and by an identification number. If you fail to provide us with an intermediary bank, you hereby direct us on your behalf, to select an intermediary bank. We are entitled to rely upon each identification number which you provide to us, as the proper identification of each person and bank, as applicable, even if it identifies a person or bank different from the named person or bank. In addition, the Beneficiary's Bank may make payment to the Beneficiary based on the identification number, even if it identifies a person different from the named Beneficiary. If we are named as a Beneficiary's Bank, we will pay a Funds Transfer to the person identified by an identification number, even if it identifies a person different from the named Beneficiary.

d)	Payments Are Provisional: If a Funds Transfer is subject to the rules of an automated clearing house such as the National Automated Clearing House Association or the New England Automated Clearing House Association, or other funds transfer system rules which provide that payment to a Beneficiary is provisional until the Beneficiary's Bank receives final payment:

•	Our payment of a Funds Transfer to your Account will be provisional until the Sending Bank gives us final payment, and you agree that we may reverse our provisional credit if the Sending Bank does not give us final payment; and

•	A payment by the Beneficiary's Bank of a Funds Transfer to the Beneficiary will be provisional until the Sending Bank gives the Beneficiary's Bank final payment, and you agree that the Beneficiary's Bank may reverse its provisional credit if the Sending Bank does not give the Beneficiary's Bank final payment.

You agree to be bound by such rules.

e)	Authorized Account: If you make a Funds Transfer, you agree to tell us which of your Accounts will be used to pay the Funds Transfer. If you do not do so, we may pay your Funds Transfer from any of your Accounts.

f)	No Special Notice of Receipt of Funds: If you are the Beneficiary of a Funds Transfer, you agree that we do not have to give you any notice that we have received the Funds Transfer. However, if you normally receive a periodic statement for the Account to which we credited the FundsTransfer, the Funds Transfer will be reflected on the periodic statement that includes the date on which we credited the Funds Transfer to your Account.

g)	You Must Tell Us About Errors: You must use ordinary care to determine whether each Funds Transfer has been authorized properly by you, and to discover any errors relating to Funds Transfers executed by us. You must tell us about an unauthorized Funds Transfer or any errors relating to a Funds Transfer no later than ten (10) Business Days after the earlier of the date we tell you that your Funds Transfer has been executed or the date we tell you that your Account has been debited to pay for such Funds Transfer.

You can do this by calling 1-888-751-9000 or writing us at:

Wire Transfer Department

Mail Stop 02-206-02-77

6000 Atrium Way

Mt. Laurel, NJ 08054

If you fail to notify us within such time period, and we are required by law to refund to you all or part of the payment which you made, we will not pay interest to you on the amount refunded unless we are required to do so by applicable law.

h)	Security Procedures: The following Security Procedures are available to you. We have established these Security Procedures to verify whether you were the person who actually asked us to make a Funds Transfer or to change or cancel a Funds Transfer. The Security Procedures are as follows:

•	Callbacks. Outgoing transfers initiated via phone or fax can be verified using a call back procedure to the individual(s) authorized by you at designated telephone numbers.

•	Test Keys. We may issue test keys to you for the purpose of validating outgoing transfer requests initiated via phone or fax

•	Recorded Telephone Call to Our Money and Wire Transfer Department This Security Procedure includes a recorded telephone call from you to our Money and Wire Transfer Department and is available for both Repetitive Payment Orders and Non-Repetitive Payment Orders.

You acknowledge and agree that the security procedures described above are a commercially reasonable method for the purpose of verifying whether any Fund Transfer was initiated by you. You agree that any election you may make to change or waive security procedures are at your risk and that any loss resulting in whole or in part from such change or waiver will be for your account. You acknowledge that the Bank has given you the option to choose from a number of security procedures. You further acknowledge and agree that the security procedures described above are not intended, and that it is commercially reasonable that the security procedures are not intended, to detect any errors relating to or arising out of a Fund Transfer.

You agree to be bound by any Funds Transfer, whether or not authorized, which is issued in your name and accepted by us in compliance with the security procedure chosen by you. Therefore, you should exercise special care when choosing a security procedure. You must keep the security procedure chosen by you confidential, and must not reveal the security procedure to any person, other than to an Authorized Representative.

i)	Funds Transfers Made Without a Security Procedure: If we agree to make a Funds Transfer for you without a security procedure, you will be bound by such Funds Transfer to the fullest extent allowed by applicable law.

PART II: ACCOUNT MAINTENANCE INFORMATION

CERTIFICATES OF DEPOSIT

Maturity: Our Standard Business CDs and our Business "No Catch" CDs will automatically renew to the same term at maturity.

At maturity, you will have ten (10) Calendar Days from the maturity date to withdraw the funds without being charged a penalty. After the Account is opened, you may not deposit into or withdraw from this Account before the maturity date except during promotional periods of which you will be notified. Deposits may only be withdrawn without penalty prior to maturity when the depositor has died or been judicially declared mentally incompetent. If you withdraw funds before maturity, a penalty, as shown below, will be imposed.

CD TERM	PENALTY
Less than 90 Days	All interest with a minimum of 7 Days' interest
90 Days to Less than 1 Year	3 Months' interest
1 Year to Less than 2 Years	6 Months' interest
2 Years and Over	9 Months' interest

No Catch CD: The minimum balance required to open a No Catch CD is $25,000. The customer has the option of making one withdrawal during the term without penalty. Additional withdrawals will be subject to an early withdrawal penalty as described above.

Interest Computation: The interest rate will be effective until the maturity date. The daily balance method is used to calculate the interest on your Account. This method applies a daily periodic rate to the principal in the Account each day. Interest is credited and compounded monthly for all CDs.

Jumbo and Trust CDs: The minimum balance required to open a Jumbo CD is $50,000; there is no minimum requirement for a Trust CD. Interest rates are available in the Stores upon request Rates are determined daily by our Investment Department. Interest is accrued using the simple interest method and does not compound. Depending on the term, interest is either paid at maturity or paid monthly to a TD Bank account with the same legal title. Jumbo and Trust CDs do not automatically renew at maturity. After the maturity date, the deposited funds will no longer earn interest The Bank will not pay interest for Jumbo and Trust CDs once the CD has reached its maturity date, regardless of the circumstances.

PART III: FUNDS AVAILABILITY POLICY

Your ability to withdraw funds you have deposited at the Bank will be determined according to this policy.

This disclosure applies to all transaction accounts such as Checking and Interest bearing Checking Accounts, and to Money Market, Savings, and Time Accounts.

The Bank's general policy is to make funds from your deposits available to you no later than the first (1st) Business Day after the day we receive your deposit. Electronic direct deposits and wire transfers will be available on the day we receive the deposit. Once they are available, you can withdraw the funds in cash and we will use the funds to pay checks that you have written.

DETERMINING THE AVAILABILITY OF A DEPOSIT

To determine the availability of your deposits, every day is a Business Day, except Saturdays, Sundays and federal holidays. On Business Days that we are open, the earliest time that we stop accepting deposits in our Stores for same day credit is 6:00 p.m. Thus, if you make a deposit with a bank teller before 6:00 p.m. on a Business Day that we are open, we will consider that day to be the day of your deposit. However, if you make a deposit after 6:00 p.m. or on a day we are not open, we will consider that the deposit was made on the next Business Day we are open.

If you mail funds to us, the funds are considered deposited on the Business Day we receive them. Funds deposited in a night depository or lockbox are considered deposited on the next Business Day the Bank or lockbox is open.

If you make a deposit at a Bank ATM before 8:00 p.m. on a Business Day that we are open, we will consider that day to be the day of your deposit However, if you make a deposit at a Bank ATM after 8:00 p.m. or on a day we are not open, we will consider that the deposit was made on the next Business Day we are open.

The length of the delay varies depending on the type of deposit and is explained below:

SAME DAY AVAILABILITY

Funds from the following deposits are available on the same day they are deposited:

•	Cash deposits made at the Bank's teller station;

•	Funds received for deposit by an electronic payment (including ACH credits and transfers);

•	Wire transfers;

•	$100.00 from non-cash deposits made at the Bank's teller station;

•	$100.00 from deposits made at the Bank’s ATM (for accounts opened longer than 90 days).

LONGER DELAYS MAY APPLY

In some cases, we will not make all the funds that you deposit by check available at the times shown in this Policy.

Depending on the type of check you deposit, funds may not be available until the fifth (5th) Business Day after the day of your deposit. The first $100 of your deposit, however, will be available no later than the first (1st) Business Day after the day of your deposit. If we are not going to make all of the funds from your deposit available on the first (1st) Business Day, we will notify you at the time you make your deposit. We will also tell you when the funds will be available. If your deposit is not made directly to one of our employees, or if we decide to take this action after you have left the premises, we will mail you the notice by the day after we receive your deposit. If you will need the funds from a deposit right away, you should ask us when the funds will be available.

In addition, funds deposited by check may be delayed for a longer period under the following circumstances:

•	You deposit checks totaling more than $5,000 on any one day (Note: the first $100 will be available no later than the first (1st) Business Day after the day of your deposit);

•	We believe a check you deposited will not be paid;

•	You re-deposit a check that has been returned unpaid;

•	You have overdrawn your Account repeatedly, or would have overdrawn your account if checks had been honored in the last six (6) months;

•	There is an emergency, such as failure of communications or computer equipment. (Note: the first $100 will be available no later than the first (1st) Business Day after the day of your deposit).

We will notify you if we delay your ability to withdraw funds for any of these reasons, and we will tell you when the funds will be available. They will generally be available no later than the eleventh (11th) Business Day after the day of your deposit.

SPECIAL RULES FOR NEW ACCOUNTS

If you are a new customer, the following special rules may apply during the first thirty (30) days your account is open.

Funds from electronic direct deposits and wire transfers to your account will be available on the day we receive the deposit. Funds from deposits of cash and the first $5,000 of a day’s total deposits of cashier’s, certified, teller’s, traveler’s, and federal, state and local government checks will be available on the first (1st) Business Day after the day of your deposit. The excess over $5,000 will be available no later than the ninth (9th) Business Day after the day of your deposit.

Funds from all other check deposits will be available no later than the eleventh (11th) Business Day after the day of your deposit.

HOLDS ON OTHER FUNDS

If we accept for deposit or we cash a check that is drawn on another bank, we may make funds from the deposit available for withdrawal immediately, but delay your availability to withdraw a corresponding amount of funds that you have on deposit in another Account with us. The funds in the other Account would then not be available for withdrawal in accordance with the time periods that are described in this policy.

NON-U.S. FINANCIAL INSTITUTIONS

We reserve the right to send any checks drawn on a foreign financial institution (including Canadian financial institutions) for collection. For each item sent, we will assess a collection charge plus any collection fees charged to us by other financial institutions which process the item as listed in our most recent Fee Schedule. While the funds represented by checks that are sent for collection are generally available within ten to fifteen (10 to 15) Business Days, items sent for collection will be credited to your Account in U.S. dollars, with the amount of U.S. dollars credited calculated using our applicable exchange rate that is in effect on the date when we credit the funds to your Account and not when the deposit is made. If we do not enter any item (Canadian only) for collection, the funds will be available no later than the third (3rd) Business Day after the day of deposit.

CHECKS OR OTHER ITEMS RETURNED SUBSEQUENT TO FUNDS BEING MADE AVAILABLE

If a check or other item you deposited to your Account is returned to us unpaid after the funds have been made available to you, the amount of the check or other item will be deducted from your Account. If there are insufficient funds in your Account, we reserve the right to demand payment directly from you and to charge you for the overdraft as posted in our most recent Fee Schedule.

ENDORSEMENTS

Endorsements on items deposited to your Account are restricted, under federal law, to the first 1.5 inches of the back of the check. The remaining portion of the check is reserved for endorsements by banks. Your endorsement should contain your signature, the words “For Deposit Only,” and your Account number. Improper endorsements may delay the check collection process and the subsequent crediting and availability of funds. While we may accept non-conforming endorsements, you agree to be responsible for any losses.

PART IV: ELECTRONIC FUNDS TRANSFERS

The Electronic Funds Transfers ("EFT") we are capable of handling are indicated below. Some of these may not apply to your Account. Please read this disclosure carefully because it tells you your rights and your obligations for these transactions. You should keep this notice for future reference.

For security purposes, your card may be cancelled after 13 months of inactivity.

Use of your Visa Debit Card may be restricted in certain countries due to security risks.

DIRECT DEPOSITS

You may make arrangements for certain direct deposits to be accepted into your Checking, Savings, or Money Market Deposit Accounts.

PRE-AUTHORIZED WITHDRAWALS

You may make arrangements to pay certain recurring bills from your Checking, Statement Savings, or Statement Money Market Deposit Accounts.

TELEPHONE TRANSFERS

You may make arrangements to have telephone transfers between eligible Checking, Statement Savings, or Statement Money Market Deposit Accounts through our telephone banking system.

ELECTRONIC CHECK CONVERSION

Some Point-of-Purchase terminals may provide you the option of initiating a one-time automatic debit from your Account by authorizing the merchant to obtain the necessary information from a check drawn on your deposit Account. A check used in this way is treated as an EFT and is not a negotiable instrument in its own right. The check cannot be subsequently used and should be voided.

You may authorize a Merchant or other payee to make a one-time electronic payment from your checking account using information from your check to:

(i)	Pay for purchases

(ii)	Pay bills

ATM AND POS TRANSACTION TYPES

You may access your Account(s) by ATM or Point of Sale (POS) using your Visa Debit Card and Personal Identification

Number ("PIN") to:

•	make deposits to Checking, Statement Savings, and Statement Money Market accounts at TD Bank ATMs;

•	get cash withdrawals and/or transfer funds from and between Checking, Statement Savings, and Statement Money Market Accounts linked to your card;

•	make payments on a TD Bank loan at many TD Bank ATMs;

•	get information about the Account balance(s) in the Checking, Statement Savings, and/or Statement Money Market Account(s) linked to your card;

•	make Visa Debit Card purchases from your Checking Account.

Note: Some of these services may not be available at all terminals.

VISA DEBIT TRANSACTION TYPES

You may access your Checking Account at any location that accepts Visa Debit Cards to:

•	purchase goods or pay for services, if the merchant permits;

•	get cash from a merchant, if the merchant permits or from a participating financial institution.

VISA DEBIT CARD LIMITS

The standard daily limits (per card) are:

•	ATM cash withdrawals – $750;

•	POS (PIN) transactions – $2,000;

•	Visa signature transactions and Visa cash advances – $5,000 each.

DISCLAIMER

We disclaim all liability for losses and/or damages incurred by you for failure to complete a transfer on the correct date or in the right amount under any circumstances; provided, however, that upon notice of such failure we will take reasonable steps to correct the transaction.

CHARGES FOR ELECTRONIC FUNDS TRANSFERS

We will not impose a fee for transactions you conduct at an ATM that we do not own or operate. Such transactions are referred to as "non-TD Bank" ATM transactions.

Please note: For non-TD Bank ATM transactions, the institution that owns the ATM (or the network) may assess a fee (surcharge) at the time of your transaction, including balance inquiries.

International ATM Card or Visa Debit Card Transactions: The exchange rate between the transaction currency and the billing currency used for processing international ATM Card or Visa Debit Card transactions is a rate selected by Visa from the range of rates available in wholesale currency markets for the applicable central processing date, which rate may vary from the rate Visa itself receives, or the government mandated rate in effect for the applicable central processing date.

RIGHT TO DOCUMENTATION

Terminal Transactions: You can get a receipt at the time you conduct a transaction using automated teller machines or point-of-sale terminals, unless your transaction totals $15.00 or less.

Direct Deposits: If you have arranged to have direct deposits made to your Account at least once every sixty (60) Calendar Days from the same person or company, you can call 1-888-751-9000 to find out whether the deposit has been made.

Right to Stop Payment and Procedures for Doing so: Pre-authorized transfers from your Account(s) can be discontinued by calling us at 1-888-751-9000 or by writing to:

Transaction Services Department

P.O. Box 1377

Lewiston, ME 04243-1377

To be effective a stop payment request must be received at least three (3) Business Days prior to the regularly scheduled payment date, and must precisely identify the account number, date and amount of the payment, and the payee.

Your stop payment request will be effective after the request has been received by the Bank and the Bank has had a reasonable opportunity to act on it. if your stop payment request has been made orally, the Bank will send you a written confirmation. If your stop payment request is made in writing, you must use a form that is supplied by the Bank; this form will constitute written confirmation of your request. In either case, it is your responsibility to ensure that all of the information supplied on your written confirmation is correct and to promptly inform the Bank of any inaccuracies.

Unlike checks, you cannot place stop payments for purchases made by telephone, on the Internet, or with your Visa Debit Card.

EXHIBIT B

Cash Management Master Agreement

CASH MANAGEMENT MASTER AGREEMENT

Customer: HARRIS & HARRIS GROUP, INC.

Date of Agreement:

TD Bank, N.A. (“Bank”) provides a broad range of non-consumer cash management products and services to its customers. The customer identified above (“Customer”) wishes to obtain from Bank, and Bank desires to provide to Customer, those services that have been checked below:

1.	TD TreasuryDirect Services (Appendix I)	☒

2.	TD ACH Origination Services (Appendix II)	☐

3.	TD Wire Transfer Services (Appendix III)	☒

4.	TD Sweep Services (Appendix IV)	☐

5.	TD Positive Pay Services (Appendix V)	☐

AFTER REVIEW OF SECTION 10 HEREIN,

CUSTOMER DECLINES POSITIVE PAY SERVICES ☒

*** [Customer must accept or decline the Positive Pay Services]

6.	TD Controlled Disbursement Services (Appendix VI)	☐

7.	TD Lockbox Services (Appendix VII)	☐

8.	TD Digital Express Services (Appendix VIII)	☐

9.	TD Account Reconcilement Services – Full (Appendix IX)	☐

10.	TD Account Reconcilement Services – Partial (Appendix X)	☐

11.	TD Deposit Reconcilement Services (Appendix XI)	☐

12.	TD Check Imaging Services (Appendix XII)	☐

13.	TD Zero Balance Account Services (Appendix XIII)	☐

14.	TD Currency Services (Appendix XIV)	☐

15.	TD EscrowDirect Services (Appendix XV)	☐

16.	TD BAI2 File Transmission Services (Appendix XVI)	☐

17.	TD Data Exchange Services (Appendix XVII)	☐

18.	TD ACH Third Party Sender Services (Appendix XVIII)	☐

19.	TD Image Cash Letter Services (Appendix XIX)	☐

20.	TD Healthcare Remittance Management Services (Appendix XX)	☐

21.	TD Data Transmission Services (Appendix XXI)	☐

22.	Reserved (Appendix XXII)	☐

23.	Reserved (Appendix XXIII)	☐

24.	TD RapidDeposit Services (Appendix XXIV)	☐

25.	TD WebExpress Services (Appendix XXV)	☐

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The “Cash Management Service(s)” or “Service(s)” shall hereafter mean the cash management service(s) identified above and provided by Bank (and/or Bank’s third-party service providers) to Customer pursuant to this Agreement, the Appendices, including Amended Appendices, as defined below, exhibits, Setup Form(s), and any service guides or manuals made available to Customer by Bank.

Agreement

This Cash Management Master Agreement (this “Agreement”) is by and between Bank and Customer. Bank agrees to provide to Customer and Customer agrees to purchase certain Cash Management Services (as defined above) offered by Bank. Bank and Customer agree that the Cash Management Services will be governed by the terms of this Agreement and the rules and procedures applicable to each of the Services (collectively, the “Rules”). The Rules are contained in the Appendices to this Agreement, and are hereby incorporated in and made a part of this Agreement. This Agreement shall be effective when signed by both parties.

The following terms and conditions are applicable to all Cash Management Services provided to Customer hereunder.

1.             Definitions.     Capitalized terms used in this Agreement and in any Appendix, unless otherwise defined herein or therein, shall have the meanings set forth below:

“Access Devices” means collectively all security, identification and authentication mechanisms, including, without limitation, security codes or tokens, PINs, electronic identities or signatures, encryption keys and/or individual passwords associated with or necessary for Customer’s access to and use of any Cash Management Services.

“Account” means an Account, as such term is defined in the Account Agreement, used in connection with any Cash Management Services.

“Account Agreement” means the Business Deposit Account Agreement issued by Bank and governing Customer’s deposit relationship with Bank, as the same may be amended from time to time.

“Affiliate(s)" means, with respect to any party, any company controlled by, under the control of, or under common control with such party.

“Amended Appendix” means an amendment to an Appendix that supplements or revises, but does not revoke in its entirety, a prior Appendix for a particular Service.

“Appendix” means a description of the rules and procedures applicable to a particular Service to be provided by Bank to Customer. Each such Appendix, including any Amended Appendix, is incorporated herein by reference and made a part hereof. If there is any conflict between the provisions of this Agreement and any Appendix or Amended Appendix, the Appendix or Amended Appendix shall govern, but only to the extent reasonably necessary to resolve such conflict.

“Authorized Representative” means a person designated by Customer as an individual authorized to act on behalf of Customer and/or authorized to access and use the Services, as evidenced by certified copies of resolutions from Customer’s board of directors or other governing body, if any, or other certificate or evidence of authority satisfactory to Bank, including, without limitation, any Customer enrollment or Setup Form(s) completed by Customer.

“Bank Internet System” means Bank’s Internet-based electronic information delivery and transaction initiation system, as may be offered by Bank from time to time, including but not limited to Bank’s TreasuryDirect Services and WebExpress Services.

“Bank Internet System Agreement” means the agreement issued by Bank and governing Customer’s use of the Bank Internet System.

“Business Day" has the meaning given to it in the Account Agreement.

“Calendar Day” has the meaning given to it in the Account Agreement.

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“Primary Account" means the Account designated by Customer to which any direct Service fees due Bank may be charged in accordance with this Agreement. Unless otherwise agreed upon in writing by Bank, the address for Customer associated with the Primary Account shall be the address to which all notices and other communications concerning the Services may be sent by Bank.

“Substitute Check” has the meaning given to it in Section 3(16) of the Check Clearing for the 21st Century Act (“Check 21”), P.L. 108-100, 12 U.S.C. § 5001(16).

2.            The Services.

2.1           Bank shall provide to Customer, subject to this Agreement and the applicable Appendix, all Cash Management Services that Customer may request from time to time. Bank shall not be required to provide any Services specified in an Appendix unless Customer also provides all information reasonably required by Bank to provide to Customer the Service(s) specified therein.

2.2           Customer, through its Authorized Representative, may use the Services solely in accordance with the terms and conditions of this Agreement and the related Appendices.

2.3           With the exception of scheduled off-peak downtime periods, Bank shall make all reasonable efforts to make the Services available to Customer each Business Day.

2.4           Access to on-line Services will be denied if invalid Access Devices are used or if the user exceeds the number of invalid attempts allowed by Bank.

2.5           Customer is authorized to use the Services only for the purposes and in the manner contemplated by this Agreement.

2.6           Customer agrees to cooperate with Bank, as Bank may reasonably request, in conjunction with the performance of the Services.

2.7           Customer agrees to comply with the Rules, as they may be amended from time to time by Bank.

2.8           A number of Bank’s Services are subject to processing cut-off times on a Business Day. Customer can obtain information on Bank’s current cut-off time(s) for Service(s) by reviewing the relevant Service’s Setup Form(s), as applicable, or by calling Cash Management Customer Care at
1-866-475-7262, or by contacting Customer’s Cash Management Sales Representative. Instructions received after a cut-off time or on a day other than a Business Day may be deemed received as of the next Business Day.

2.9           Bank may make changes to this Agreement and any Appendix at any time by providing notice to Customer in accordance with the terms of this Agreement or as may be required by applicable law. Notwithstanding anything to the contrary herein, any Appendix that provides for an alternative form and method for making changes to such Appendix and for providing notice of the same shall govern for that Service. Further, notwithstanding anything to the contrary in this Agreement or in any Appendix, if Bank believes immediate action is required for security of Bank or Customer funds, Bank may immediately initiate changes to any procedures and provide prompt subsequent notice thereof to Customer.

2.10         In connection with this Agreement and the Services, Customer agrees that it shall present, and Bank shall have a duty to process, only Substitute Cheeks that are created by financial institutions; provided, however, that this limitation shall not apply to Substitute Checks created with data from Customer pursuant to any Appendix for Services involving the creation of electronic check images using check conversion technology.

3.	Covenants, Representations and Warranties.

3.1           Customer represents and warrants that the individual(s) executing this Agreement has/have been authorized by all necessary Customer action to sign such agreements and to issue such instructions as may be necessary to carry out the purposes and intent of this Agreement and to enable Customer to receive each selected Service. Each Authorized Representative whom Customer permits to access and use the Services is duly authorized by all necessary action on the part of Customer to (i) access the Account(s) and use the Services; (ii) access any information related to any Aceount(s) to which the Authorized Representative has access and (iii) engage in any transaction relating to any Account(s) to which the Authorized Representative has access.

3.2           Bank may unconditionally rely on the validity and accuracy of any communication or transaction made, or purported to be made, by an Authorized Representative.

3.3           Customer shall take all reasonable measures and exercise all reasonable precautions to prevent the unauthorized disclosure or use of all Access Devices associated with or necessary for Customer’s use of the Services.

3.4           Customer is not a “consumer” as such term is defined in the regulations promulgated pursuant to the Gramm-Leach-Bliley Act, 15
U.S.C. § 6801 et seq., nor a legal representative of a “consumer.”

3.5           Customer shall use the Services only for its own lawful business purposes. Customer shall not use the Services for or on behalf of any third party. Customer shall take all reasonable measures and exercise reasonable precautions to ensure that Customer officers, employees and Authorized Representatives do not use the Services for personal, family or household purposes, or any other purpose not contemplated by this Agreement.

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3.6           Customer and Bank shall comply with (i) all applicable laws, regulations, rules and orders; (ii) the Account Agreement; (iii) all applicable National Automated Clearing House Association (“NACHA”) rules, regulations, and policies; (iv) the Uniform Commercial Code; (v) Office of Foreign Asset Control (“OFAC”) sanctions; and (vi) all applicable laws, regulations and orders administered by FinCEN (collectively (i) through (vi), “Compliance Laws”).

4.            Account Agreement; Service Fees,

4.1           Bank and Customer agree that any Account established by Customer in connection with Services offered by Bank shall be governed by the Account Agreement, including one or more fee schedules issued by Bank for the Account. If there is any conflict between the terms and provisions of this Agreement and the Account Agreement, the terms and provisions of this Agreement shall govern, but only to the extent reasonably necessary to resolve such conflict.

4.2           Customer agrees to compensate Bank for all Accounts and Services that Bank provides pursuant to this Agreement, including any Appendices, in accordance with the applicable fee schedules or agreements between Bank and Customer in effect from time to time that apply to the Services (the “Service Fees”). By signing below, Customer acknowledges receipt of the Account Agreement and acceptance of the Service Fees, and agrees to be bound by their terms, as those terms may be amended from time to time.

4.3           Customer authorizes Bank to charge the Primary Account for all applicable charges and fees to the extent that such charges and fees are not offset by earnings credits or other allowances for Customer’s Account(s), If the balance of available funds in the Primary Account is not sufficient to cover such fees, Bank may charge such fees to any other deposit Account maintained by Customer with Bank. Customer also agrees to pay all sales, use or other taxes (other than taxes based upon Bank’s net income) that may be applicable to the Services provided by Bank hereunder. Bank may charge a service charge for Account research requested by Customer in accordance with the published schedule of charges for such research.

4.4           Bank may amend Service Fee(s), in aggregate or individually, at any time. To the extent that such changes adversely affect Customer, Bank will use commercially reasonable efforts to give notice to Customer of such changes, in accordance with applicable law, or as may otherwise be agreed to by the parties.

5.             Customer Identification Program.     Customer agrees to provide to Bank, before Bank begins providing any Services to Customer, any and all information required to comply with applicable law and Bank’s policies and procedures relating to customer identification. Such information may include, without limitation, official certificates of customer existence, copies of Customer formation agreements, business resolutions or equivalent documents, in a form acceptable to Bank authorizing Customer to enter into this Agreement and to receive Services from Bank pursuant hereto, and designating certain individuals as Customer’s Authorized Representatives.

6.             Software.

6.1           Bank may supply Customer with certain software owned by or licensed to Bank to be used by Customer in connection with the Services. Customer agrees that all such software is and shall remain the sole property of Bank and/or the vendor of such software. Customer agrees to comply with all of the terms and conditions of all such license agreements and other documents to which Customer agrees to be bound. Unless otherwise agreed in writing between Bank and Customer, Customer shall be responsible for the payment of all costs of software, installation of any software provided to Customer in connection with the Services, as well as for selection, installation, maintenance and repair of all hardware required on Customer’s premises for the successful operation of the software.

6.2           Customer shall indemnify, defend and hold harmless Bank, its successors and assigns, from and against any loss, damage or other claim or liability attributable to Customer’s unauthorized distribution or disclosure of any software provided with the Services or any other breach by Customer of any software license. The provisions of this paragraph shall survive termination of this Agreement.

6.3           Any breach or threatened breach of this Section will cause immediate irreparable injury to Bank, and Customer agrees that injunctive relief, including preliminary injunctive relief and specific performance, should be awarded as appropriate to remedy such breach, without limiting Bank’s right to other remedies available in the case of such a breach. Bank may apply to a court for preliminary injunctive relief, permanent injunctive relief and specific performance, but such application shall not abrogate Bank’s right to proceed with an action in a court of competent jurisdiction in order to resolve the underlying dispute.

7.            Computer Requirements.    For certain Cash Management Services, Customer will need to provide at Customer’s own expense, a computer, all software and necessary telephone lines, Internet or other connections and equipment as needed to access the Services (collectively, the “Computer”). Customer’s Internet or other web browser software must support a minimum 128-bit SSL encryption or other security measures as Bank may specify from time to time. Customer’s browser must be one that is certified and supported by Bank for optimal performance. Customer is responsible for the installation, maintenance and operation of the Computer and all related charges. Customer is responsible for installing and maintaining appropriate virus protection software on Customer’s Computer. Bank is not responsible for any errors or failures caused by any malfunction of the Computer or any Computer virus or related problems that may be associated with access to or use of the Services or the Computer. Bank also is not responsible for any losses or delays in transmission of information Customer provides to Bank or otherwise arising out of or incurred in connection with the use of any Internet or other service provider providing Customer’s connection to the Internet or any browser software.

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8.           Bank Third Parties.

8.1           Customer acknowledges that certain third parties, agents or independent service providers (hereinafter “Third Parties”) may, from time to time, provide services (“Third Party Services”) to Bank in connection with Bank’s provision of the Services to Customer and that accordingly, Bank’s ability to provide the Services hereunder may be contingent upon the continuing availability of certain services from such Third Parties. Third Party Services may involve the processing and/or transmission of Customer’s data, instructions (oral or written) and funds. In addition, Customer agrees that Bank may disclose Customer’s financial information to such Third Parties (i) where it is necessary to provide the Services requested; (ii) in order to comply with laws, government agency rules or orders, court orders, subpoenas or other legal process or in order to give information to any government agency or official having legal authority to request such information; or (iii) when Customer gives its written permission.

8.2           Bank will be responsible for the acts and omissions of its Third Parties in the same manner as if Bank had performed that portion of the Services itself, and no claim may be brought by Customer against such Third Parties. Notwithstanding the foregoing, any claims against Bank (with respect to the acts or omissions of its Third Parties) or its Third Parties shall be subject to the limitations of liability set forth herein to the same extent as if Bank had performed that portion of the Services itself. However, Bank will not be deemed to be the agent of, or responsible for, the acts or omissions of any person (other than its Third Parties), and no such person shall be deemed Bank’s agent.

9.          Customer Information; Security Procedures.

9.1           In providing the Services, Bank shall be entitled to rely upon the accuracy of all information and authorizations received from Customer or an Authorized Representative and the authenticity of any signatures purporting to be of Customer or an Authorized Representative. Customer agrees promptly to notify Bank of any changes to any information or authorizations provided to Bank in connection with the Services, and further agrees to promptly execute any new or additional documentation Bank reasonably deems necessary from time to time in order to continue to provide the Services to Customer.

9.2           Customer agrees that it shall be solely responsible for ensuring compliance with any security procedures established by Bank in connection with the Services, as such may be amended from time to time, and that Bank shall have no liability for any losses sustained by Customer as a result of a breach of security procedures if Bank has substantially complied with the security procedures.

9.3           Bank shall be entitled to rely on any written list of Authorized Representatives provided to Bank by Customer until revoked or modified by Customer in writing. Customer agrees that Bank may refuse to comply with requests from any individual until Bank receives documentation reasonably satisfactory to it confirming the individual’s authority. Bank shall be entitled to rely on any notice or other writing believed by it in good faith to be genuine and correct and to have been signed by the individual purporting to have signed such notice or other writing. Bank may also accept verbal instructions from persons identifying themselves as an Authorized Representative, and Bank’s only obligation to verify the identity of such person as an Authorized Representative shall be to call back such person at a telephone number(s) provided to Bank by Customer. Bank may, but shall have no obligation to, call back an Authorized Representative other than the Authorized Representative from whom Bank purportedly received an instruction. Bank may, but shall have no obligation to, request additional confirmation, written or verbal, of an instruction received via telephone at any time or for any reason whatsoever prior to executing the instruction. Bank may also in its discretion require the use of security codes for Authorized Representatives and/or for receiving instructions or items from Customer. Customer understands and agrees, and Customer shall advise each Authorized Representative that, Bank may, at Bank’s option, record telephone conversations regarding instructions received from an Authorized Representative.

9.4           Any security procedures maintained by Bank are not intended to detect errors in the content of an instruction received from Customer or Customer’s agent or vendor. Any errors in an instruction from Customer, Customer’s Authorized Representative, agent or vendor shall be Customer’s sole responsibility. Customer agrees that all security procedures described in this Agreement and applicable Appendix are commercially reasonable and that Bank may charge Customer’s Account for any instruction that Bank executed in good faith and in conformity with the security procedures, whether or not the transfer is in fact authorized.

9.5           Customer agrees to adopt and implement commercially reasonable policies, procedures and systems to provide security to information being transmitted and to receive, store, transmit and destroy data or information in a secure manner to prevent loss, theft or unauthorized access to data or information (“Data Breaches”). Customer also agrees that it will promptly investigate any suspected Data Breaches and monitor its systems regularly for unauthorized intrusions. Customer will provide timely and accurate notification to Bank of any Data Breaches when known or reasonably suspected by Customer and will take all reasonable measures, including, without limitation, retaining competent forensic experts, to determine the scope of and data or transactions affected by any Data Breaches, and immediately providing all such information to Bank.

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9.6           BANK’S SECURITY PROCEDURES ARE STRICTLY CONFIDENTIAL AND SHOULD BE DISCLOSED ONLY TO THOSE INDIVIDUALS WHO ARE REQUIRED TO KNOW THEM. IF A SECURITY PROCEDURE INVOLVES THE USE OF ACCESS DEVICES, THE CUSTOMER SHALL BE RESPONSIBLE TO SAFEGUARD THESE ACCESS DEVICES AND MAKE THEM AVAILABLE ONLY TO DESIGNATED INDIVIDUALS. CUSTOMER HAS THE SOLE RESPONSIBILITY TO INSTRUCT THOSE INDIVIDUALS THAT THEY MUST NOT DISCLOSE OR OTHERWISE MAKE AVAILABLE TO UNAUTHORIZED PERSONS THE SECURITY PROCEDURE OR ACCESS DEVICES TO ANYONE. CUSTOMER HAS THE SOLE RESPONSIBILITY TO ESTABLISH AND MAINTAIN PROCEDURES TO ASSURE THE CONFIDENTIALITY OF ANY PROTECTED ACCESS TO THE SECURITY PROCEDURE.

10.         Fraud Detection / Deterrence; Positive Pay.

10.1         General.    From time to time, Bank may make certain products and services that are designed to detect and/or deter check or other fraud available to Customer. While no product or service will be completely effective, Bank believes that the products and services it may offer will reduce the likelihood that certain types of fraudulent items will be paid against Customer’s Account. Customer agrees that if it fails to implement any of these products or services, or fails to follow these and other precautions reasonable for Customer’s particular circumstances, Customer will be precluded from asserting any claims against Bank for paying any unauthorized, altered, counterfeit or other fraudulent item that such product, service, or precaution was designed to detect or deter, and Bank will not be required to re-credit Customer’s Account or otherwise have any liability for paying such items.

10.2         Positive Pay.    Positive Pay has, in particular, been identified as a Service that will reduce the likelihood that certain types of fraudulent checks will be paid against Customer’s Account. Customer acknowledges that Positive Pay is a Service that has been identified by Bank as reducing the risk of fraudulent items being paid against Customer’s Account when such Service is adopted and fully utilized by Customer. Failure of Customer to adopt and utilize this Service is a failure to exercise ordinary care, and, accordingly, Customer will be precluded from asserting any claims against Bank for paying any unauthorized, altered, counterfeit or other fraudulent item, and Bank will not be required to re-credit Customer’s Account or otherwise have liability for paying such items.

11.         Duty to Inspect.    Customer is responsible for monitoring all Services provided by Bank, including each individual transaction processed by Bank, and notifying Bank of any errors or other problems within ten (10) Calendar Days (or such longer period as may be required by applicable law) after Bank has made available to Customer any report, statement or other material containing or reflecting the error, including an Account analysis statement or on-line Account access. Except to the extent required by law, failure to notify Bank of an error or problem within such time will relieve Bank of any and all liability for interest upon correction of the error or problem (and for any loss from any subsequent transaction involving the same error or problem). In the event Customer fails to report such error or problem within thirty (30) Calendar Days after Bank made available such report, statement or on-line Account access, the transaction shall be deemed to have been properly authorized and executed, and Bank shall have no liability with respect to any error or problem. Customer agrees that its sole remedy in the event of an error in implementing any selection with the Services shall be to have Bank correct the error within a reasonable period of time after discovering or receiving notice of the error from Customer.

12.         Overdrafts; Set-off.     Bank may, but shall not be obligated to, complete any transaction in connection with providing the Services if there are insufficient available funds in Customer’s Account(s) to complete the transaction. In the event any actions by Customer result in an overdraft in any of Customer’s Accounts, including but not limited to Customer’s failure to maintain sufficient balances in any of Customer’s Accounts, Customer shall be responsible for repaying the overdraft immediately, without notice or demand. Bank has the right, in addition to all other rights and remedies available to it, to set off the unpaid balance of any amount owed it in connection with the Services against any debt owing to Customer by Bank, including, without limitation, any obligation under a repurchase agreement or any funds held at any time by Bank, whether collected or in the process of collection, or in any other Account maintained by Customer at, or evidenced by any certificate of deposit issued by, Bank. If any of Customer’s Accounts become overdrawn, underfunded or for any reason contain a negative balance, then Bank shall have the right of set-off against all of Customer’s Accounts and other property or deposit Accounts maintained at Bank, and Bank shall have the right to enforce its interests in collateral held by it to secure debts of Customer to Bank arising from notes or other indebtedness now or hereafter owing or existing under this Agreement, whether or not matured or liquidated.

13.         Transaction Limits.

13.1         In the event that providing the Services to Customer results in unacceptable credit exposure or other risk to Bank, or will cause Bank to violate any law, regulation, rule or order to which it is subject, Bank may, in Bank’s sole and exclusive discretion, without prior notice, limit Customer’s transaction volume or dollar amount and refuse to execute transactions that exceed any such limit, or Bank may terminate any Service then being provided to Customer.

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13.2         Customer shall, upon request by Bank from time to time, provide Bank with such financial information and statements and such other documentation as Bank reasonably determines to be necessary or appropriate showing Customer’s financial condition, assets, liabilities, stockholder’s equity, current income and surplus, and such other information regarding the financial condition of Customer as Bank may reasonably request to enable Bank to evaluate its exposure or risk. Any limits established by Bank hereunder shall be made in Bank’s sole discretion and shall be communicated promptly to Customer.

14.         Term and Termination.

14.1         This Agreement shall be effective when (i) signed by an Authorized Representative of Customer and accepted by Bank, and (ii) Customer delivers to Bank all documents and information, including any Setup Form(s) and electronic data, reasonably required by Bank prior to commencing to provide the Services. Bank will determine the adequacy of such documentation and information in its sole discretion and may refuse to provide the Services to Customer until adequate documentation and information are provided.

14.2         This Agreement shall continue in effect until terminated by either party with ten (10) Calendar Days’ prior written notice to the other, provided that Customer may terminate this Agreement or any Appendix immediately upon its receipt of notice from Bank of a change in or amendment of the provisions of this Agreement, the Services or any Appendix that is not acceptable to Customer, in accordance with Section 21 of this Agreement. Either party may terminate an Appendix in accordance with the provisions of this Section without terminating either this Agreement or any other Appendix. Upon termination of this Agreement or any Appendix, Customer shall, at its expense, return to Bank, in the same condition as when delivered to Customer, normal wear and tear excepted, all property belonging to Bank and all proprietary material delivered to Customer in connection with the terminated Service(s).

14.3         If an Appendix is terminated in accordance with this Agreement, Customer must contact Cash Management Customer Care for instructions regarding the cancellation of all future dated payments and transfers. Bank may continue to make payments and transfers and to perform other Services that Customer has previously authorized or may subsequently authorize; however, Bank is not under any obligation to do so. Bank will not be liable if it chooses to make any payment or transfer or to perform any other Services that Customer has previously authorized or subsequently authorizes after an Appendix had terminated.

14.4         Notwithstanding the foregoing, Bank may, without prior notice, terminate this Agreement and terminate or suspend any Service(s) provided to Customer pursuant hereto (i) if Customer or Bank closes any Account established in connection with the Service, (ii) if Bank determines that Customer has failed to maintain a financial condition deemed reasonably satisfactory to Bank to minimize any credit or other risks to Bank in providing Services to Customer, including the commencement of a voluntary or involuntary proceeding under the United States Bankruptcy Code or other statute or regulation relating to bankruptcy or relief of debtors, (iii) in the event of a material breach, default in the performance or observance of any term, or breach of any representation or warranty by Customer, (iv) in the event of default by Customer in the payment of any sum owed by Customer to Bank hereunder or under any note or other agreement, (v) if there has been a seizure, attachment, or garnishment of Customer’s Accounts, assets or properties, (vi) if Bank believes immediate action is required for the security of Bank or Customer funds or (vii) if Bank reasonably believes that the continued provision of Services in accordance with the terms of this Agreement or any Appendix would violate federal, state or local laws or regulations, or would subject Bank to unacceptable risk of loss. In the event of any termination hereunder, all fees due Bank under this Agreement as of the time of termination shall become immediately due and payable. Notwithstanding any termination, this Agreement shall remain in full force and effect with respect to all transactions initiated prior to such termination.

15.         Limitation of Liability; Disclaimer of Warranties.

15.1         Except to the extent required by law, the liability of Bank in connection with the Services will be limited to actual damages sustained by Customer and only to the extent such damages are a direct result of Bank’s gross negligence, willful misconduct, or bad faith. In no event shall Bank be liable for any consequential, special, or indirect loss or damage that Customer may suffer or incur in connection with the Services, including, without limitation, attorneys’ fees, lost earnings or profits and loss or damage from subsequent wrongful dishonor resulting from Bank’s acts, regardless of whether the likelihood of such loss or damage was known by Bank and regardless of the basis, theory or nature of the action on which a claim is asserted. Except to the extent otherwise provided by law, Bank’s aggregate liability to Customer for all losses, damages, and expenses incurred in connection with any single claim shall not exceed an amount equal to the monthly billing paid by, charged to or otherwise assessed against Customer for Services over the three (3) month-period immediately preceding the date on which the damage or injury giving rise to such claim is alleged to have occurred or such fewer number of preceding months as this Agreement has been in effect. This Agreement is only between Bank and Customer, and Bank shall have no liability hereunder to any third party.

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15.2         Except as otherwise expressly provided in Section 8 of this Agreement, Bank shall not be liable for any loss, damage or injiuy caused by any act or omission of any third party; for any charges imposed by any third party; or for any loss, damage or injury caused by any failure of the hardware or software utilized by a third party to provide Services to Customer.

15.3         Bank shall not be liable or responsible for damages incurred as a result of data supplied by Customer that is inaccurate, incomplete, not current, or lost in transmission. It is understood that Bank assumes no liability or responsibility for the inaccuracy, incompleteness or incorrectness of data as a result of such data having been supplied to Customer through data transmission.

15.4         Bank is not liable for failing to act sooner than required by any Appendix or applicable law. Bank also has no liability for failing to take action if Bank had discretion not to act.

15.5         Bank shall not be responsible for Customer's acts or omissions (including, without limitation, the amount, accuracy, timeliness of transmittal or due authorization of any entry, funds transfer order, or other instruction received from Customer) or the acts or omissions of any other person, including, without limitation, any Automated Clearing House processor, any Federal Reserve Bank, any financial institution or bank, any transmission or communication facility, any receiver or receiving depository financial institution, including, without limitation, the return of an entry or rejection of a funds transfer order by such receiver or receiving depository financial institutions, and no such person shall be deemed Bank's agent. Bank shall be excused from failing to transmit or delay in transmitting an entry or funds transfer order if such transmittal would result in Bank's having exceeded any limitation upon its intra-day net funds position established pursuant to Federal Reserve guidelines or otherwise violating any provision of any risk control program of the Federal Reserve or any rule or regulation of any other U.S. governmental regulatory authority. In no event shall Bank be liable for any damages resulting from Bank’s action or inaction which is consistent with regulations issued by the Board of Governors of the Federal Reserve System, operating circulars issued by a Federal Reserve Bank or general banking customs and usage. To the extent required by applicable laws, Bank will compensate Customer for loss of interest on funds as a direct result of Bank’s failure to comply with such laws in executing electronic transfers of funds, if such failure was within Bank’s control. Bank shall not be liable for Customer’s attorney’s fees in connection with any such claim.

15.6         CUSTOMER EXPRESSLY AGREES THAT USE OF THE SERVICES IS AT CUSTOMER’S SOLE RISK, AND THE SERVICE IS PROVIDED “AS IS,’’ AND BANK AND ITS SERVICE PROVIDERS AND AGENTS DO NOT MAKE, AND EXPRESSLY DISCLAIM ANY. WARRANTIES, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE SERVICES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, OR THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR FREE, WITHOUT BREACHES OF SECURITY OR WITHOUT DELAYS. IN THOSE STATES THAT DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY, THE LIABILITY OF BANK AND ITS SERVICE PROVIDERS AND AGENTS IS LIMITED TO THE FULLEST POSSIBLE EXTENT PERMITTED BY LAW.

15.7         The provisions of this Section 15 shall survive termination of this Agreement.

16.         Indemnification.

16.1         Except as otherwise expressly prohibited or limited by law, Customer shall indemnify and hold Bank harmless from any and all liabilities, losses, damages, costs, and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceedings, whether or not Bank shall be designated a party thereto) which may be incurred by Bank relating to or arising out of:

(i)          any claim of any person that (a) Bank is responsible for any act or omission of Customer or (b) a Customer payment order contravenes or compromises the rights, title or interest of any third party, or contravenes any law, rule, regulation, ordinance, court order or other mandate or prohibition with the force or effect of law;

(ii)         any failure by Customer to observe and perform properly all of its obligations hereunder or any wrongful act of Customer or any of its Affiliates;

(iii)        any breach by Customer of any of its warranties, representations or agreements;

(iv)        any action taken by Bank in reasonable reliance upon information provided to Bank by Customer or any Affiliate or subsidiary of Customer; and

(v)         any legal action that Bank responds to or initiates, including any interpleader action Bank commences, involving Customer or Customer’s Account(s), including without limitation, any state or federal legal process, writ of attachment, execution, garnishment, tax levy or subpoena.

16.2         Notwithstanding the foregoing, Bank shall have no right to be indemnified hereunder for losses resulting from its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

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16.3         The provisions of this Section 16 shall survive termination of this Agreement.

17.          Lawyer Trust Accounts.     This Section 17 applies to law firms that have established lawyer trust accounts, including but not limited to IOLTA, IOTA and IOLA Accounts (collectively, “Lawyer Trust Accounts”), in the State of New Jersey and as may be applicable under other States’ laws. In the event that Customer is a law firm in the State of New Jersey or such other State(s) as may be applicable, and Customer’s clients’ funds are held in Lawyer Trust Account(s), Customer agrees and shall ensure that only lawyers that are Authorized Representatives of Customer may initiate debits from such Lawyer Trust Account(s). Such debit transfers may include, but are not limited to, wire, ACH and book transfers through the Bank Internet System or through such other Services as may be made available by Bank from time to time.

18.          Force Majeure.     Neither party shall bear responsibility for non-performance of this Agreement to the extent that such non-performance is caused by an event beyond that party’s control, including, but not necessarily limited to, fire, casualty, breakdown in equipment or failure of telecommunications or data processing services, lockout, strike, unavoidable accident, act of God, riot, war or the enactment, issuance or operation of any adverse governmental law, ruling, regulation, order or decree, or an emergency that prevents Bank or Customer from operating normally.

19.          Documentation.     The parties acknowledge and agree that all documents evidencing, relating to or arising from the parties’ relationship may be scanned or otherwise imaged and electronically stored and the originals (including manually signed originals) destroyed. The parties agree to treat such imaged documents as original documents and further agree that such reproductions and copies may be used and introduced as evidence at any legal proceedings including, without limitation, trials and arbitrations, relating to or arising under this Agreement.

20.          Entire Agreement.     Bank and Customer acknowledge and agree that this Agreement and any amendments hereto, all other documents incorporated by reference therein, and Appendices constitute the complete and exclusive statement of the agreement between them with respect to the Services, and supersede any prior oral or written understandings, representations, and agreements between the parties relating to the Services.

21.          Amendments.     Bank may, at any time, amend this Agreement, the Services or Appendices in its sole discretion and from time to time. Except as expressly provided otherwise in this Agreement, any such changes generally will be effective immediately upon notice to Customer as described below. Customer will be deemed to accept any such changes if Customer accesses or uses any of the Services after the date on which the change becomes effective. Customer will remain obligated under this Agreement and any Appendices, including without limitation, being obligated to pay all amounts owing thereunder, even if Bank amends this Agreement or any Appendices. Notwithstanding anything to the contrary in this Agreement or in any Appendix, if Bank believes immediate action is required for security of Bank or Customer funds, Bank may immediately initiate changes to any security procedures and provide prompt subsequent notice thereof to Customer.

22.          Severability.     If any provision of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable as written, that provision shall be interpreted so as to achieve, to the extent permitted by applicable law, the purposes intended by the original provision, and the remaining provisions of this Agreement shall continue intact. In the event that any statute, regulation or government policy to which Bank is subject and that governs or affects the transactions contemplated by this Agreement, would invalidate or modify any portion of this Agreement, then this Agreement or any part thereof shall be deemed amended to the extent necessary to comply with such statute, regulation or policy, and Bank shall incur no liability to Customer as a result of Bank’s compliance with such statute, regulation or policy.

23.          Assignment and Delegation.     Bank may assign any of its rights or delegate any of its responsibilities in whole or in part without notice to or consent from Customer. Customer may not assign, delegate or otherwise transfer its rights or responsibilities under this Agreement without Bank’s prior written consent, which consent Bank may grant or withhold in its sole discretion.

24.          Successors.     This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

25.          Non-Waiver.     No deviation from any of the terms and conditions set forth or incorporated in this Agreement shall constitute a waiver of any right or duty of either party, and the failure of either party to exercise any of its rights hereunder on any occasion shall not be deemed to be a waiver of such rights on any future occasion.

26.          Governing Law.     Any claim, controversy or dispute arising under or related to this Agreement shall be governed by and interpreted in accordance with federal law and, to the extent not preempted or inconsistent therewith, by the laws of the State of New Jersey.

27.          Notices.

27.1         Except as otherwise expressly provided in this Agreement, all notices that are required or permitted to be given by Customer (including all documents incorporated herein by reference) shall be sent by first class mail, postage prepaid, and addressed to Bank at the address provided to Customer in writing for that purpose. All such notices shall be effective upon receipt.

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27.2         Customer authorizes Bank to, and Customer agrees that Bank may, send any notice or communication that Bank is required or permitted to give to Customer under this Agreement, including but not limited to notice of any change to the Services, this Agreement or any Appendix, to Customer’s business mailing address or Customer’s business e-mail address as it appears on Bank’s records, or electronically by posting the notice on Bank’s website, on an Account statement or via facsimile, and that any such notice or communication will be effective and deemed delivered when provided to Customer in such a manner. Customer agrees to notify Bank promptly about any change in Customer’s business mailing or Customer’s business e-mail address and acknowledges and agrees that no such change will be effective until Bank has had a reasonable opportunity to act upon such notice. Customer agrees that Bank may consider any such notice or communication as being given to all Account owners when such notice or communication is given to any one Account owner.

28.         Jury Trial Waiver. BANK AND CUSTOMER EACH AGREE THAT NEITHER BANK NOR CUSTOMER SHALL (I) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY ACCOUNT OR THE DEALINGS OF THE RELATIONSHIP BETWEEN BANK AND CUSTOMER, OR (II) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANOTHER IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER BANK NOR CUSTOMER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. BANK AND CUSTOMER EACH ACKNOWLEDGE THAT THIS WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE. The provisions of this Section 28 shall survive termination of this Agreement.

29.         Beneficiaries. This Agreement is for the benefit only of the undersigned parties hereto and is not intended to and shall not be construed as granting any rights to or otherwise benefiting any other person.

30.         Recording of Communications. Customer and Bank agree that all telephone conversations or data transmissions between them or their agents made in connection with this Agreement may be recorded and retained by either party by use of any reasonable means.

31.         Facsimile Signature. The parties acknowledge and agree that this Agreement and any Appendix or Amended Appendices may be executed and delivered by facsimile, and that a facsimile signature shall be treated as and have the same force and effect as an original signature. Notwithstanding the foregoing, Bank may, in its sole and exclusive discretion, also require Customer to deliver this Agreement and any Appendix or Amended Appendices with an original signature for its records.

32.         Relationship. Customer and Bank are not, and Customer and Bank’s licensors are not, partners, joint venturers or agents of each other as a result of this Agreement.

33.         Section Headings. The section headings used in this Agreement are only meant to organize this Agreement, and do not in any way limit or define Customer’s or Bank’s rights or obligations.

IN WITNESS WHEREOF, Customer and Bank have duly caused this Agreement, including all applicable Appendices, to be executed by an Authorized Representative.

HARRIS & HARRIS GROUP, INC.	TD BANK, N.A.
(Customer)

1450 Broadway, 24th Floor
New York, NY 10018
(Address)

By:	By:
(Signature of Authorized Representative)	(Signature)

Print Name:	Print Name: Teresa M. Breen

Title:	Title: Vice President, Cash Management Officer

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APPENDIX I

TD TREASURYDIRECT SERVICES

This Appendix is incorporated by reference into the parties’ Cash Management Master Agreement and governs Customer’s use of the Bank Internet System (or “TreasuryDirect”). All capitalized terms used herein without definition shall have the meanings given to them in the parties’ Cash Management Master Agreement. Except as otherwise expressly provided in this Appendix, to the extent that this Appendix is inconsistent with the provisions of the Cash Management Master Agreement, this Appendix and any amendment hereto from time to time shall control, but only to the extent necessary to resolve such conflict.

TERMS AND CONDITIONS

1.	Definitions.

“Account(s)” means a checking, regular statement savings, money market deposit, certificate of deposit, investment or commercial loan account(s) Customer maintains with Bank for business or non-consumer purposes that is designated by Customer for use with the Services, as described below.

“Account Agreement” means any and all agreements between Customer and Bank which govern Customer Accounts (as defined above) and which were provided to Customer when Customer opened its Account(s), or any other documents governing Customer’s Account(s), each as may be amended from time to time.

“Administrator” or “Account Administrator" means Customer’s employee(s) or other person(s) that Customer (or any Administrator designated by Customer) designates on the Services’ Setup Form(s) (or by on-line changes to such designations as described below) as being its Authorized Representative, or as authorized to act on Customer’s behalf, with respect to the Services.

“Appendix” means this TreasuryDirect Services Appendix, including all procedures, Setup Form(s), exhibits, schedules, documents and agreements referenced herein, each as may be amended from time to time.

“Authorized User” means any person Customer’s Administrator designates as being authorized to access or use any of the Services on Customer’s behalf.

“Payment” means a transfer of funds to or from Account(s).

“User ID” means the electronic identification, in letters and numerals, assigned to Customer by Bank or to any additional Authorized Users designated by Customer’s Account Administrator.

2.	Services.

2.1           This Appendix describes the terms and conditions under which Bank will provide Customer with access to and use of any of the electronic information delivery and transaction initiation services that Bank makes available using the Bank Internet System.

2.2           By accessing the Services with the Access Devices, Customer may perform any or all of the Services described in this Appendix and selected for use in the Services’ Setup Form(s) and that Bank has approved for Customer’s use. Bank reserves the right to reject Customer’s Services’ Setup Form(s), schedules and other required documents and to refuse Customer access to or use of the Services for any reason and in Bank’s sole discretion. Bank may, in its sole and exclusive discretion, introduce new features of the Services from time to time but is not required to notify Customer of the availability of any such new features.

2.3           By subscribing to the Services, Customer will have access to the Services’ basic features, which include but may not be limited to, in Bank’s sole and exclusive discretion, the following:

2.3.1           Previous-Day Balance Reporting.     Previous-Day Balance Reporting allows Customer to review the balances and transaction history in Customer’s checking, savings and loan Account(s) for three hundred sixty-five (365) Calendar Days. Customer may also view images of deposit tickets, deposit items, paid checks, and return deposited items through this feature. The period over which this information may be viewed commences only as of the implementation of the Services, and transactional history and check images may not be viewed for pre-implementation time periods.

2.3.2           Same-Day Balance Reporting.     Same-Day Balance Reporting allows Customer to review same-day wire transfer activity, and selected ACH activity, as applicable.

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2.3.3           Book Transfers.     Book Transfers allows Customer to make intra-bank fund transfers between Customer’s checking and savings Accounts, Customer may initiate book transfers up to thirty-three (33) days in advance. All such transfers are subject to the Account Agreement. Transfer amounts are limited to the available balance in the Account(s) on the effective date of the transfer. The number of transfers from interest bearing checking and savings Accounts are subject to the terms of the Account Agreement and federal regulation. Transfers performed by Bank’s cut-off time as set forth in the Services’ Setup Form(s) on a Business Day will be posted to the Account as of that Business Day. Customer is solely responsible for the review of the previous day’s transaction report to ensure that the transaction was processed. Only Book Transfers initiated though the Services will be displayed on the Services’ Book Transfer reports tab.

2.3.3.1           Future-Dated Book Transfer.     In conjunction with Book Transfers, a request to transfer funds between Customer’s Accounts may be initiated and approved for a future date. Future-dated transfers will be initiated on the Business Day requested by Customer, not on the date Customer entered the transaction using the Services. A funds transfer request (whether it is a same-day funds transfer or a future-dated transfer) may not result in an immediate transfer of funds or immediate availability because of the time required to process the transaction. A future-dated transfer may be cancelled through the Services at any time prior to the Business Day on which the transfer is scheduled to occur.

2.3.4           Stop Payment. Stop payments of checks drawn on Customer’s Account(s) are subject to the terms and conditions of the Account Agreement. Notwithstanding anything in the Account Agreement to the contrary, Customer may use the Services to initiate stop payment orders for an individual check or a range of checks. Bank shall have no responsibility for losses resulting from any delay in Bank’s receipt of stop payment orders transmitted by means of the Bank Internet System or for Customer not taking additional actions when a response message from the Bank Internet System indicates a response other than “Stop Payment was Accepted.” Customer must provide Bank with the EXACT CHECK NUMBER OR RANGE OF CHECK NUMBERS. When known, Customer should provide the EXACT AMOUNT OF THE CHECK, the NAME OF THE PAYEE(S) and the ISSUE DATE OF THE CHECK(S). If the check number is incorrect in any way or the amount of the check is inaccurate by one cent or more in the stop payment order, payment will not be stopped and Bank will not be responsible for resulting losses. All other information must be reasonably accurate. Requests entered on the current day may not be effective until one (1) Business Day after receipt, and after Bank has had a reasonable time to act on the request. Requests made on a non-Business Day or on Saturday, Sunday or federal holidays are entered on the next Business Day but may not be effective until the second (2nd) Business Day after receipt. Stop payments using the Bank Internet System are effective for three hundred sixty-five (365) Calendar Days unless renewed before the end of the 365-day period. Except as otherwise provided by Compliance Laws, Customer shall not have the right to stop payment on or recall any payment order or transfer request given hereunder after it has been transmitted to Bank. Only stop payment orders initiated or recalled through the Bank Internet System will be displayed on the Bank Internet System’s Stop Payment Reports tab. Stop payment orders that are not initiated through the Bank Internet System may not be recalled through the Bank Internet System.

2.4           In addition to the Services as described in this Appendix and/or in the Services’ Setup Form(s), additional features or modules related to the Services may be offered from time to time by Bank, in its sole and exclusive discretion, including but not limited to the following:

2.4.1           Wire Transfers.     Wire transfers are subject to the terms and conditions of the Wire Transfer Services Appendix. This Service allows Customer to transfer funds electronically, typically from Customer’s Account(s) to other account(s) with Bank or to account(s) at other banks. Except for future-dated transfers, domestic or foreign wire transfers entered through the Services will be processed on the Business Day they are received, provided that they are received in accordance with Bank’s cut-off time(s) for foreign wires and for domestic wires, as set forth in the Wire Transfer Services Appendix.

2.4.2           ACH Originations.     ACH originations are subject to the terms and conditions of the Automated Clearing House (ACH) Origination Appendix or the Third-Party Sender Services Appendix, as applicable. This Service allows Customer to initiate and approve (with pre-authorization) ACH transactions that Customer desires Bank to enter into the ACH network on Customer’s behalf. Except for future-dated transactions, ACH transactions entered through the Services will be processed (but not settled) on the Business Day they are received, provided that they are received in accordance with Bank’s cut-off time, as set forth in the Automated Clearing House (ACH) Origination Appendix or the Third-Party Sender Services Appendix, as applicable.

3.          Hours of Access.     Customer generally may access the Services 24 hours a day, seven (7) days a week. Customer may not be able to access the Services, however, during any special or other scheduled maintenance periods or interruption or delay due to causes beyond Bank’s control. These hours of access are subject to change without notice.

4.	Account Designation.

4.1           Customer may designate any of Customer’s Accounts maintained with Bank for business or non-consumer purposes for use with the Services. The taxpayer identification number for each Account must be the same, and each Account is subject to the other conditions set forth in this Appendix, except as Bank, in its sole discretion, may otherwise permit. Bank reserves the right to deny any Account designation for use with the Services in its sole discretion.

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4.2           Customer may at any time add or delete any Account that Customer has designated for use with any of the Services, or change the Services associated with any Account, by notifying Bank in writing.

5,	Administrator(s) and Authorized Users.

5.1           Customer shall designate Administrator(s) with Bank as set forth in the Services’ Setup Form(s). Customer is solely responsible for designating its Administrator(s).

5.2           The Administrator(s) may designate other Administrators and/or Authorized Users. Customer accepts as its sole responsibility the Administrator’s designation of other Administrators and Authorized Users. Customer understands that the Administrator(s) will control, and Customer authorizes the Administrator(s) to control, access by other Administrators and Authorized Users of the Services through the issuance of Access Devices. The Administrator(s) may add, change or terminate Customer’s Authorized User(s) from time to time and in his/her sole discretion. Bank does not control access by any of Customer’s Authorized Users to any of the Services. Bank recommends that Customer manage its use of the Services and its Administrators by requiring dual control to set up new Authorized Users.

5.3           Customer will require each Administrator and each Authorized User to comply with all provisions of this Appendix and all other applicable agreements. Customer acknowledges and agrees that it is fully responsible for the failure of any Administrator or any Authorized User to so comply. Customer is responsible for any Payment, transfer and other Services and charges incurred by any Administrator and any Authorized User, even if such Administrator or Authorized User exceeds his/her authorization.

5.4           Whenever any Authorized User leaves Customer’s employ or Customer otherwise revokes the authority of any Authorized User to access or use the Services, the Administrator(s) are solely responsible for deactivating such Authorized User’s Access Devices. Customer shall notify Bank in writing whenever a sole Customer Administrator leaves Customer’s employ or Customer otherwise revokes a sole Administrator’s authority to access or use the Services.

6.          Access Devices; Security Procedures.

6.1           Upon successful enrollment, Customer can access the Services from Bank’s designated website, using the Services’ security procedures as described from time to time. Bank will provide the Administrator(s) initially designated by Customer with an initial individual password to gain access to the Services. The Administrator(s) and Authorized User(s) must change his or her individual password from time to time for security purposes, as prompted by the Bank Internet System or more frequently.

6.2           Customer acknowledges that the Administrator(s) will, and Customer authorizes the Administrator(s) to, select other Administrators and Authorized Users by issuing to any person a unique User ID and password. Customer further acknowledges that the Administrator(s) may, and Customer authorizes the Administrator(s) to, change or de-activate the unique User ID and/or password from time to time and in his or her sole discretion.

6.3           Customer acknowledges that, in addition to the above individual passwords, access to the Services includes, as part of the Access Devices, a multi-factor authentication security procedure for Customer, including Customer’s Administrator and Authorized Users. This additional security procedure incorporates use of a physical security device or token (“Token”) for Customer authentication. A Token will be issued to the Administrator(s) for administrative and transactional functionality, as well as to any Authorized User(s) authorized to initiate and/or approve ACH transactions and wire transfers. Physical security of each Token is Customer’s sole responsibility. With the Token, each Authorized User will receive a PIN number that the Authorized User must keep in a secure place. When an Authorized User leaves Customer’s employ, his or her User ID must be deleted and, if a Token had been issued to such Authorized User, Bank must be promptly notified so that Bank may deactivate such Authorized User’s Token. Any additional Authorized User requiring a Token must be authorized, in writing by Customer to Bank, for Token creation or re-creation and deployment. If applicable, fees may be assessed for additional Tokens.

6.4           Customer further acknowledges and agrees that all wire transfers and ACH transactions initiated through the Services incorporate “dual control” or separation of duties. With this additional security feature, one Authorized User will be permitted to create, edit, cancel, delete and restore ACH batches or wire transfer orders under his/her unique User ID, password and Token; a second different Authorized User with his/her own unique User ID, password and Token will be required to approve, release or delete ACH batches or wire transfer orders.

6.5           Customer accepts as its sole responsibility the selection, use, protection and maintenance of confidentiality of, and access to, the Access Devices. Customer agrees to take reasonable precautions to safeguard the Access Devices and keep them confidential. Customer agrees not to reveal the Access Devices to any unauthorized person. Customer further agrees to notify Bank immediately if Customer believes that the confidentiality of the Access Devices has been compromised in any manner.

6.6           The Access Devices identify and authenticate Customer (including the Administrator and Authorized Users) to Bank when Customer accesses or uses the Services. Customer authorizes Bank to rely on the Access Devices to identify Customer when Customer accesses or uses any of the Services, and as signature authorization for any Payment, transfer or other use of the Services. Customer acknowledges and agrees that Bank is authorized to act on any and all communications or instructions received using the Access Devices, regardless of whether the communications or instructions are authorized. Bank owns the Access Devices, and Customer may not transfer them to any other person or entity.

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6.7           Customer acknowledges and agrees that the Access Devices and other security procedures applicable to Customer’s use of the Services and set forth in this Appendix are a commercially reasonable method for the purpose of verifying whether any Payment, transfer or other use of the Services was initiated by Customer. Customer also agrees that any election Customer may make to change or waive any optional security procedures recommended by Bank is at Customer’s risk and that any loss resulting in whole or in part from such change or waiver will be Customer’s responsibility. Customer further acknowledges and agrees that the Access Devices are not intended, and that it is commercially reasonable that the Access Devices are not intended, to detect any errors relating to or arising out of a Payment, transfer or any other use of the Services.

6.8           If Customer has reason to believe that any Access Devices have been lost, stolen or used (or may be used) or that a Payment or other use of the Services has been or may be made with any Access Devices without Customer’s permission, Customer must contact its Administrator and Bank. In no event will Bank be liable for any unauthorized transaction(s) that occurs with any Access Devices.

7.          Debiting Customer’s Account(s).     Customer authorizes Bank to charge and automatically deduct the amount of any Payment from Customer’s Account(s) (or any other Account Customer maintains with Bank, if necessary), in accordance with the Cash Management Master Agreement and the Account Agreement.

8.          Use of Financial Management (FM) Software.     Use of the Services may be supplemented by use of certain FM software. Compatibility and functionality of the FM software with the Services may vary depending upon the FM software Customer is using, and Bank makes no representations or guarantees regarding use of the Services with Customer’s FM software. Bank will provide Customer with reasonable assistance, when requested, to enable Customer’s use of the Services with FM software. Bank is not responsible for any problems related to the FM software itself, Customer’s Computer or Customer’s ability to connect using the FM software as described in this Appendix.

9.          Security.     Customer agrees not to disclose any proprietary information regarding the Services to any third party (except to Customer’s
Administrator(s) and Authorized User(s)). Customer also agrees to comply with any operating, security and recognition procedures Bank may establish from time to time with respect to the Services. Customer will be denied access to the Services if Customer fails to comply with any of these procedures. Customer acknowledges that there can be no guarantee of secure transmissions over the Internet and that the Services’ security procedures are reasonable. Customer is responsible for reviewing the transaction reports Bank provides on-line and in Customer’s monthly statements to detect unauthorized or suspicious transactions. In addition to any other provision hereof regarding authorization of transactions using the Services, all transactions will be deemed to be authorized by Customer and to be correctly executed thirty (30) Calendar Days after Bank first provides Customer with a statement or online transaction report showing that transaction, unless Customer has provided written notice that the transaction was unauthorized or erroneously executed within that period. In order to minimize risk of loss, Customer agrees to cause its Administrator or designated Authorized User(s) to review the transaction audit log available with the Services to detect unauthorized or erroneous transactions not less than once every five (5) Calendar Days.

10.         Terminating this Appendix; Liability.

10.1         This Appendix may be terminated in accordance with the terms and conditions of the Cash Management Master Agreement.

10.2         The provisions of this Appendix relating to Customer’s and Bank’s liability and the disclaimer of warranties set forth in the Cash Management Master Agreement and incorporated herein by reference shall survive the termination of this Appendix.

11.         Changes to the Services and this Appendix.

Bank may change the Services and this Appendix (including any amendments hereto) in accordance with the terms and conditions of the Cash Management Master Agreement.

12.         Notices. Notices required by this Appendix shall be provided in accordance with the terms and conditions of the Cash Management Master Agreement.

13.         Effectiveness. Customer agrees to all the terms and conditions of this Appendix. The liability of Bank under this Appendix shall in all cases be subject to the provisions of the Cash Management Master Agreement, including, without limitation, any provisions thereof that exclude or limit warranties made by, damages payable by or remedies available from Bank. This Appendix replaces and supersedes all prior agreements on file with respect to the Services and shall remain in full force and effect until termination or such time as a different or amended Appendix is accepted in writing by Bank or the Cash Management Master Agreement is terminated.

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APPENDIX III

TD WIRE TRANSFER SERVICES

This Appendix is incorporated by reference into the parties’ Cash Management Master Agreement, and the parties’ Bank Internet System Agreement, and applies to all TD Wire Transfer Services (“Services”) made available to Customer by Bank via the Bank Internet System. All capitalized terms used herein without definition shall have the meanings given to them in the Cash Management Master Agreement or the Bank Internet System Agreement, as applicable. To the extent that this Appendix is inconsistent with the provisions of the Cash Management Master Agreement, or with the terms and conditions of the Bank Internet System Agreement, this Appendix and any amendment hereto from time to time shall control, but only to the extent necessary to resolve such conflict.

TERMS AND CONDITIONS

1.	Description of the Services.

1.1           The Services described in this Appendix provide Customer with the capability to transfer funds from specific Account(s) to other accounts (the “Recipient Account(s)”) as directed via the Bank Internet System. The Recipient Account(s) may be Customer accounts or third-party accounts, and may be with Bank or with domestic or foreign third-party financial institutions. Customer may use the Services to initiate one-time wire transfers, or to create templates for wire transfers made on a repetitive basis which involve the same Customer Account and Recipient Account (“Repetitive Transfers)”). All wire transfers must be initiated by an Authorized Representative of Customer.

1.2           Prior to Customer’s use of the Services, Customer must first agree to and transmit all instructions in accordance with all of the terms, conditions and security procedures of the Bank Internet System Agreement, as may be amended by Bank from time to time.

2.	Execution of Wire Transfers.

2.1           By submitting a wire transfer, Customer authorizes Bank to withdraw the amount of any requested wire transfer which Customer may authorize and instruct via the Bank Internet System, plus any applicable fees and charges, from Customer’s designated Account. Subject to the terms of this Appendix, Bank will accept and execute a wire transfer received from Customer that has been authenticated by Bank and that is in conformity with the Security Procedure (as further described below), cut-off times and other requirements as described in this Appendix and associated Bank setup form(s) and other documentation.

2.2           All wire transfers to accounts at other depository institutions are transmitted using the Fedwire funds transfer system owned and operated by the Federal Reserve Bank, or a similar wire transfer system used primarily for funds transfers between financial institutions.

2.3           Each wire transfer must include the following information in addition to any information which Bank may require for proper identification and security purposes: (i) account number from which the funds are to be withdrawn, (ii) amount to be transferred, (iii) name and ABA routing number of the payee’s bank, and (iv) account name, address and account number of the payee. In the event a wire transfer describes an account number for the payee that is in a name other than the designated payee, Bank may execute the wire transfer to the account number so designated notwithstanding such inconsistency.

2.4           Templates created by Customer for Repetitive Transfers are the sole and exclusive responsibility of Customer. Customer agrees to release and hold Bank harmless from any loss or liability which Customer may incur after Bank has executed a Repetitive Transfer, including without limitation, any loss due to Customer error in creating the Repetitive Transfer template.

3.	Time of Execution.

3.1           Bank will execute each authenticated wire transfer that is in conformity with all security procedures, cut-off times and other requirements set forth herein, on the Business Day received, or on the Business Day requested by Customer if the wire transfer is future-dated. Bank may require additional authentication of any wire transfer request. Bank reserves the right to reject a wire transfer request that cannot be properly authenticated. Cut-off times may be established and changed by Bank from time to time. Instructions for wire transfers received after such cut-off times may be treated by Bank for all purposes as having been received on the following Business Day.

3.2           Except for future-dated wire transfers, domestic wire transfers (U.S.-based receivers) initiated and approved by Bank’s cut-off time on a Business Day will be processed that same day if that day is also a Business Day for Bank’s correspondent facility and the recipient bank; wire transfers initiated and approved after Bank’s cut-off time for domestic wire transfers will be processed the next Business Day if that day is also a Business Day for Bank’s correspondent facility and the recipient bank. Future-dated domestic wire transfers will be initiated on the effective date requested by Customer, not on the date Customer entered the transaction using the Services.

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3.3           Bank may handle wire transfers received from Customer in any order convenient to Bank, regardless of the order in which they are received.

4.          International Wires.

4.1           International wire transfers (non-U.S. receivers) of foreign currency initiated and approved by Bank’s cut-off time for international wire transfers of foreign currency on a Business Day, and an international wire transfer of U.S. currency initiated and approved by Bank’s cut-off time for international wire transfers of U.S. currency on a Business Day will be processed within the industiy standard delivery time (in most, but not all cases, two (2) Business Days). Foreign wire transfers may be subject to delays based on time-zone issues; the remote location of the recipient bank; cultural differences with respect to holidays and times of observation, etc.; and incorrect or incomplete information being supplied by Customer.

4.2           Bank shall send Customer’s authorized and authenticated wire transfers to foreign banks through any bank which is a member of Bank’s correspondent network. Neither Bank nor any of Bank’s correspondents shall be liable for any errors, delays or defaults in the transfer of any messages in connection with such a foreign wire transfer by any means of transmission. If the wire transfer is of currency other than that of the country to which it is being transferred, it shall be payable in the currency of the country of the recipient financial institution, unless the payee arranges otherwise. If the wire transfer is received by Bank prior to any cut-off time established from time to time, the currency exchange shall be made at the rate quoted by Bank at the time of the wire transfer.

4.3           Bank makes no guarantee or representation as to the availability of funds at the foreign destination. Bank makes no express or implied warranty as to the time or date the wire transfer will arrive at the receiving bank, the amount of any fees to be charged by the receiving bank or the time or date the beneficiary will receive credit for funds.

4.4           Customer understands and acknowledges that if the named beneficiary does not match the account at the receiving bank, there is a risk the beneficiary may not receive the wired funds. If the transfer is not received or credited in a timely manner, Bank will follow normal and customary procedures to complete the wire transfer, determine the location of the wired funds and/or return the funds to Customer. If Bank is unable to determine that the funds have been credited to the beneficiary’s account or have the funds returned, Customer assumes all financial liability or risk of loss for the amount of the wire transfer.

4.5           International wire transfers are subject to any and all applicable regulations and restrictions of U.S. and foreign governments relating to foreign exchange transactions. Bank has no obligation to accept any international wire transfer(s) directed to or through persons, entities or countries restricted by government regulation or prior Bank experience with particular countries. To the extent not otherwise prohibited by law, in connection with any international wire transfer(s) involving a transfer to or from any country' outside of the U.S., Customer agrees to release and hold Bank harmless from any loss or liability which Customer may incur after Bank has executed the international wire transfer(s), including without limitation, any loss due to failure of a foreign bank or intermediary to deliver the funds to a beneficiary.

5.          Cancellation and Amendment of a Wire.     An Authorized Representative may request that Bank attempt to cancel or amend a wire transfer previously received from Customer. If a cancellation or amendment request is received by Bank before the wire transfer is executed and with sufficient time to afford Bank an opportunity to act upon Customer’s request, Bank may, on its own initiative but without obligation, make a good faith effort to act upon such request. In the event Customer’s cancellation or amendment request is received after execution of Customer’s wire transfer request, Bank will attempt to have the wire transfer returned. Notwithstanding the foregoing, Bank shall have no liability for the failure to effect a cancellation or amendment, and Bank makes no representation or warranty regarding Bank’s ability to amend or cancel a wire transfer. Customer agrees to indemnify Bank against any loss, liability or expense which Bank incurs as a result of the request to cancel or amend a wire transfer and the actions Bank takes pursuant to such request.

6.          Notice of Rejection or Return.     Bank shall have no liability for wire transfers sent by Bank as directed by Customer which cannot be completed or which are returned due to incorrect information furnished by Customer. Customer is required to fully complete beneficiary name, and address, as beneficiary bank may elect to return an otherwise valid wire transfer for incomplete beneficiary information. Bank may reject or impose conditions that must be satisfied before it will accept Customer’s instructions for any wire transfer, in its sole discretion, including without limitation Customer’s violation of this Appendix, Customer’s failure to maintain a sufficient Account balance, or Bank’s belief that the wire transfer may not have in fact been authorized. A wire transfer may also be rejected by an intermediary or beneficiary bank other than Bank, or by operation of law. If a wire transfer is rejected, Bank will endeavor to notify Customer promptly. Upon rejection or return, Bank shall have no further obligation to act upon a wire transfer, nor shall Bank have any liability to Customer due to rejection by another person in the wire transfer process, or the fact that notice was not given or was not given at an earlier time, or within any specified time of receipt, acceptance, execution or payment of any wire transfer.

7.	Security Procedure.

7.1           Customer agrees that the security procedures used by Customer and set forth or incorporated by reference in this Appendix and/or associated documents, including but not limited to the Bank Internet System Appendix, are a commercially reasonable method of providing security against unauthorized wire transfers and for all other instructions from Customer to Bank (hereinafter the “Security Procedure”). Any wire transfer by Customer shall bind Customer, whether or not authorized, if transmitted in Customer’s name and accepted by Bank in compliance with the Security Procedure. Customer also agrees that any election Customer may make to change or refuse the Security Procedure is at Customer’s risk and that any loss resulting in whole or in part from such change or refusal will be Customer’s responsibility.

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7.2           Bank may, from time to time, modify the Security Procedure. Except as expressly provided otherwise in this Appendix or in the parties’ Cash Management Master Agreement, any such changes generally will be effective immediately upon notice to Customer as described in the parties’ Cash Management Master Agreement. Customer will be deemed to accept any such changes if Customer accesses or uses any of the Services after the date on which the change becomes effective.

7.3           Bank may, from time to time, propose additional or enhanced security procedures to Customer. Customer understands and agrees that if it declines to use any such enhanced procedures, it will be liable for any losses that would have been prevented by such procedures. Notwithstanding anything else contained in this Appendix, if Bank believes immediate action is required for security of Bank or Customer funds, Bank may initiate additional security procedures immediately and provide prompt subsequent notice thereof to Customer.

7.4           Customer hereby acknowledges that the Security Procedure is neither designed nor intended to detect errors in the content or verify the contents of a wire transfer by Customer. Accordingly, any errors contained in wire transfers from Customer shall be Customer’s responsibility, and Customer shall be obligated to pay or repay (as the case may be) the amount of any such wire transfer. No security procedure for the detection of any such Customer error has been agreed upon between Bank and Customer.

7.5           Customer is strictly responsible for establishing and maintaining procedures to safeguard against unauthorized wire transfers. Customer covenants that no employee or other individual will be allowed to initiate wire transfers in the absence of proper authority, supervision and safeguards, and agrees to take reasonable steps to maintain the confidentiality of the Security Procedure and any Access Devices and related instructions provided by Bank in connection with any Security Procedure utilized by Bank and/or Customer. If Customer believes or suspects that any such Access Devices, Security Procedure, information or instructions have been disclosed to or accessed by unauthorized persons, Customer agrees to notify Bank immediately by calling 1-866-475-7262, followed by written confirmation to TD Bank, N.A., Attn: Cash Management Customer Care, 6000 Atrium Way, Mt. Laurel, New Jersey, 08054. The occurrence of unauthorized access will not affect any transfers made in good faith by Bank prior to receipt of such notification and within a reasonable time period thereafter.

8.             Inconsistency of Receiving Beneficiary Name and Account Number.     Customer acknowledges and agrees that, in accordance with Article 4A of the Uniform Commercial Code, Bank shall be entitled to rely upon the numbers supplied by Customer to identify banks, beneficiaries and other parties to the wire transfer, even if those numbers disagree or are inconsistent with the names of those parties as provided by Customer.

9.             Payment; Authorization to Charge Account.     Customer agrees to pay Bank the amount of each wire transfer received from Customer on the Business Day Bank executes said wire transfer or at such other time as Bank may determine. Bank will validate that such sufficient funds are available prior to a wire transfer being executed. Bank may, however, in its sole discretion, execute the wire transfer even if such execution should result in the creation of an overdraft in Customer’s Account. Customer shall be liable to Bank for such overdraft. If sufficient funds are not available in Customer’s Account, the wire transfer will not be executed. Bank may, without prior notice or demand, obtain payment of the amount of each wire transfer by debiting the Account designated. In the event there are not sufficient funds available in the Account, Bank reserves the right to debit any other Account that Customer maintains with Bank.

10.           Wire Confirmation; Account Reconciliation.     Customer may confirm the execution of a wire transfer via the Bank Internet System. Bank will mail, fax or email to Customer advices of each completed wire transfer. Completed wire transfers will also be reflected in Customer’s periodic Account statement.

11.           Service Providers. Bank may use a service provider to perform, as Bank’s agent, all or any portion of Bank’s obligations under this Appendix. Customer may be required to direct wire transfers and other requests to said provider.

12.	Bank Reliance; Authentication.

12.1         Bank shall be entitled to rely in good faith on communications it receives as being given or sent by an Authorized Representative and as being genuine and correct. Bank shall not be liable to Customer for the consequences of such reliance.

12.2         BANK MAY TAKE SUCH ADDITIONAL STEPS AND IMPLEMENT SUCH PROCEDURES AS IT MAY DEEM APPROPRIATE TO VERIFY THE AUTHENTICITY OF ANY WIRE TRANSFER. BANK MAY DELAY THE EXECUTION OF ANY WIRE TRANSFER PENDING COMPLETION OF A CALL-BACK, OR RECEIPT OF ANOTHER FORM OF VERIFICATION WHICH IS SATISFACTORY TO BANK. IF BANK IS UNABLE TO OBTAIN SATISFACTORY VERIFICATION, BANK, IN ITS SOLE DISCRETION, MAY REFUSE TO EXECUTE ANY WIRE TRANSFER. In no event shall Bank be liable for any delay in executing a wire transfer or for failure to execute a wire transfer due to the absence of satisfactory verification.

12.3         Bank may electronically record any telephone conversations between Bank personnel and Customer.

12.4         Wire transfer transactions are subject to all the foregoing and all regulations governing electronic transactions, including but not limited to Article 4A of the Uniform Commercial Code.

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13.         Effectiveness. Customer agrees to all the terms and conditions of this Appendix. The liability of Bank under this Appendix shall in all cases be subject to the provisions of the Cash Management Master Agreement, including, without limitation, any provisions thereof that exclude or limit warranties made by, damages payable by or remedies available from Bank. This Appendix replaces and supersedes all prior agreements on file with respect to the Services and shall remain in full force and effect until termination or such time as a different or amended Appendix is accepted in writing by Bank or the Cash Management Master Agreement is terminated.

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